UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of
the Securities Exchange Act of 1934 (Amendment No.     )

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GLOBALSTAR, INC.
(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)
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Notice of Annual Meeting of Stockholders

Date May 20, 2025
Dear Fellow Stockholder:
It is my pleasure to invite you to attend the 2025 Annual Meeting of Stockholders (the “Annual Meeting”) of Globalstar, Inc. (“we,” “us,” “Globalstar,” or the “Company”). The Annual Meeting will be held at our headquarters at 1351 Holiday Square Blvd., Covington, LA 70433 at 1:00 p.m. Central Time on May 20, 2025. At the Annual Meeting, our stockholders of record as of March 25, 2025 will be asked to vote on the following matters:

Time 1:00 p.m. Central Time

Place 1351 Holiday Square Blvd., Covington, LA 70433	Elect Keith O. Cowan, Benjamin G. Wolff and Dr. Paul E. Jacobs as our three Class A Directors;
Ratify the selection of Ernst & Young LLP as our 2025 independent registered public accounting firm;
Approve the entry into the Amended Thermo Guaranty Agreement; and
Approve the amendment to our Certificate of Incorporation to provide for officer exculpation.

Your vote is important.
To ensure that your shares are voted at the Annual Meeting, we encourage you to act promptly.
Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to Be Held on May 20, 2025. The proxy statement and our 2024 annual report are available at www.globalstar.com and www.ProxyVote.com.

We may also consider any other matters that may properly be brought before the Annual Meeting (or any adjournment or postponement thereof).
We are pleased to take advantage of the U.S. Securities and Exchange Commission rules that allow us to furnish our proxy materials via the internet. As a result, we are sending our stockholders a Notice of Internet Availability of Proxy Materials (the "N&A Notice") instead of paper copies of this proxy statement and our 2024 Annual Report. The N&A Notice contains instructions on how to access and review those documents using the internet. The N&A Notice also instructs you on how to submit your proxy using the internet or by phone. If you would like to receive a printed copy of our proxy materials, you should follow the instructions for requesting them included in the N&A Notice.
We look forward to seeing you at the Annual Meeting.
Sincerely,
James Monroe III
Executive Chairman of the Board
Covington, Louisiana
April 9, 2025

Annual Meeting and Other Information /
Annual Meeting and Other Information
Information About the Annual Meeting, Voting and Attendance
We are providing you with this proxy statement and the related proxy card because our Board of Directors (the “Board”) is soliciting your proxy to vote your shares of our common stock at the Annual Meeting. At the Annual Meeting, stockholders will be asked to elect three Class A Directors; ratify the selection of Ernst & Young LLP ("EY") as our 2025 independent registered public accounting firm; approve our entry into the Amended Thermo Guaranty Agreement; approve an amendment to our Certificate of Incorporation to provide for officer exculpation; and consider any other matters that may properly be brought before the Annual Meeting. You are invited to attend the Annual Meeting, where you may vote your shares of our common stock in person. However, whether or not you attend the Annual Meeting, you may vote by proxy as described on the next page.
We are furnishing our proxy materials via the internet. We expect to begin mailing the N&A Notice on or about April 9, 2025 to registered stockholders at the close of business on March 25, 2025 (the “Record Date”).
Why Did You Receive a Notice of Internet Availability of Proxy Materials (Instead of a Full Set)
In accordance with the rules of the U.S. Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each stockholder of record, we intend to furnish our proxy materials, including this proxy statement and our 2024 annual report to stockholders, by providing access to these documents on the internet and notice of such access. Generally, stockholders will not receive printed copies of the proxy materials unless they request them.
We have mailed a Notice of Annual Meeting of Stockholders and Internet Availability of Proxy Materials (the “N&A Notice”) to our registered stockholders as of the Record Date. The N&A Notice provides instructions to registered stockholders for accessing our proxy materials and for submitting your proxy and voting instructions for shares of our common stock on the internet. If you are a registered stockholder and prefer to receive a paper or email copy of our proxy materials, you should follow the instructions provided in the N&A Notice for requesting those materials.
Who Can Vote
Only holders of our common stock at the close of business on the Record Date are entitled to vote at the Annual Meeting. Holders of stock options or unvested restricted stock units issued under our Equity Incentive Plan cannot vote the shares issuable upon exercise or vesting until those shares are issued.
On the Record Date, there were 126,582,094 shares of our common stock outstanding and entitled to vote. Each share of our common stock that you owned as of the Record Date entitles you to one vote on each matter to be voted on at the Annual Meeting.
Registered stockholders as of the Record Date can submit their proxy and voting instructions before or at the Annual Meeting in any one of the four ways described below. When you submit your proxy and voting instructions on the internet or by telephone or proxy card, you are authorizing the persons named on the proxy card (the "management proxies") to vote your shares in the manner you direct.
•By Internet - You may vote on the internet at www.proxyvote.com. The N&A Notice sent to you describes how to do this.
•By Telephone - You can vote by telephone only if you request and receive a paper copy of the proxy materials and proxy card. The N&A Notice describes how to request materials. You must request materials by May 6, 2025. Instructions for how to vote by telephone are available on the proxy card.

Globalstar Proxy Statement 2025 / 1

/ Annual Meeting and Other Information
•By Mail - You can vote by mail only if you request and receive a paper copy of the proxy materials and proxy card. The N&A Notice provides instructions on how to request materials. You must request materials by May 6, 2025. You vote by mail by completing, signing, dating, and timely returning a proxy card.
•In Person - You may come to the Annual Meeting at our headquarters located at 1351 Holiday Square Blvd., Covington, LA 70433 and cast your vote there.
For beneficial owners (with shares held in "street name"), the N&A Notice should have been forwarded to you by your broker, bank or other holder of record (nominee). Your nominee should have also provided instructions on how you may request a paper or email copy of our proxy materials and how you may provide voting instructions to your nominee. Beneficial owners are also invited to attend the Annual Meeting. However, since you are not the registered stockholder, you may not vote your shares of our common stock in person at the Annual Meeting unless you follow your broker's procedures for obtaining a legal proxy.
Voting Authority of Management Proxies
Whether you hold your shares of our common stock as a registered stockholder or in street name, your proxy vote authorizes the management proxies to vote as directed by you. If you are a registered stockholder as of the Record Date and you send in a properly executed proxy card without specific voting instructions, your shares of common stock represented by the proxy will be voted as recommended by the Board, namely:
1.FOR the election of the three Class A director nominees named in this proxy statement;
2.FOR the ratification of the appointment of EY as our 2025 independent registered public accounting firm;
3.FOR the approval of the entry into the Amended Thermo Guaranty Agreement; and
4.FOR the approval of the amendment to our Certificate of Incorporation to provide for officer exculpation.
Other Business - We are not aware of any other matter that is expected to be acted on at the Annual Meeting.
Controlling Stockholder
Shares owned by Thermo, which are entities owned and controlled by our Executive Chairman and controlling stockholder, Mr. James Monroe III (as discussed in Mr. Monroe's bio and the "Security Ownership of Principal Stockholders and Management" table), are not entitled to vote for the election of Minority Directors, Keith O. Cowan and Benjamin G. Wolff (as discussed in Proposal 1), or the approval of entry into the Amended Thermo Guaranty Agreement (as discussed in Proposal 3). Additionally, while Thermo will be eligible to vote on the amendment to our Certificate of Incorporation to provide for officer exculpation with respect to "DGCL Stockholder Approval" (as defined below), Thermo will not be eligible to vote on the amendment for purposes of the "Majority of the Minority Stockholder Approval" (as defined and discussed below in Proposal 4).
Mr. Monroe has informed us that he intends to vote, on behalf of himself and Thermo, for the election of Dr. Paul E. Jacobs (the director nominee in Proposal 1 who is not a Minority Director), the ratification of the appointment of our 2025 independent registered public accounting firm (Proposal 2) and the amendment to our Certificate of Incorporation to provide for officer exculpation (Proposal 4) with respect to the DGCL Stockholder Approval (as defined below). This vote assures approval of these voting matters in accordance with the Board’s recommendations; provided that with respect to Proposal 4, only for the DGCL Stockholder Approval.

2 / Globalstar Proxy Statement 2025

Annual Meeting and Other Information /
Effect of Not Casting Your Vote
If you are a registered stockholder as of the Record Date, no votes will be cast on your behalf on any of the items of business at the Annual Meeting unless you submit a proxy before or vote at the Annual Meeting.
If you hold shares in street name, you must give instructions to your nominee on how you would like your shares of our common stock to be voted. If you do not provide any instructions, your nominee can vote your shares only on “routine” items, which includes only the ratification of the appointment of our 2025 independent registered public accounting firm (Proposal 2). The election of directors (Proposal 1), entry into the Amended Thermo Guaranty Agreement (Proposal 3) and the amendment to our Certificate of Incorporation to provide for officer exculpation (Proposal 4) are not considered “routine” items. Thus, if a nominee holds your shares and you do not instruct the nominee how to vote on these items, your shares will not be voted on your behalf for such items and a "broker non-vote" will occur.
How to Change or Revoke Your Proxy Vote
Registered Stockholders - If you give internet or telephonic voting instructions or send in a proxy card and later want to change or revoke your proxy, you may do so at any time provided that your voting instructions are received before voting closes for the method you select or if you vote in person at the Annual Meeting. You may change or revoke your proxy in any of the following ways:
•by giving new voting instructions on the internet or by telephone before voting closes for that method, or by mailing new voting instructions to us on a proxy card with a later date;
•by notifying our Corporate Secretary in writing (at the mailing address listed on page 16) that you have revoked your proxy; or
•by voting in person at the Annual Meeting.
You may use any of these methods to change your vote, regardless of the method previously used to submit your proxy. The inspector of election for the Annual Meeting will count only the voting instructions included in the most recent proxy received before the deadlines set for such method of voting.
Beneficial Owners - You should follow the instructions given to you by your broker or nominee on how to change or revoke your vote.
How to Vote Your Shares in our Employee Benefit Plans
If you hold shares of our common stock in our Employee Stock Purchase Plan (“ESPP”), you cannot vote your shares directly. The trustee for the ESPP will vote the shares of our common stock held in the plan. You will receive a voting instruction card from the trustee, which will provide voting instructions. If you provide voting instructions, the trustee will vote your shares in the ESPP as you direct. If you do not provide voting instructions, your shares in the ESPP will not be voted.
Quorum Requirement
A quorum of stockholders is necessary to hold a valid meeting. A quorum will exist if holders of a majority of our outstanding common stock entitled to vote are present in person or by proxy at the Annual Meeting. Abstentions count as shares of our common stock present at the meeting for purposes of establishing a quorum.
Method and Cost of Soliciting Proxies
We have asked banks, brokers and other financial institutions, nominees and fiduciaries to forward our proxy materials to beneficial owners and to obtain voting instructions, and we will reimburse them for their expenses in doing so. Proxies also may be solicited by our management, without additional compensation, through the mail, in person, or by telephone or electronic means.

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/ Annual Meeting and Other Information
Admission to the Annual Meeting
We reserve the right to limit admission to the Annual Meeting to our registered stockholders as of the Record Date, persons holding valid proxies from our registered stockholders as of the Record Date and beneficial owners of our common stock as of the Record Date. If your shares of our common stock are registered in your name, we may verify your ownership at the meeting in our list of stockholders as of the Record Date. If your shares of our common stock are held through a nominee, you should bring to the meeting proof of your beneficial ownership of shares of our common stock as of the Record Date. This documentation could consist of, for example, a bank or brokerage firm account statement that shows your ownership as of the Record Date or a letter from your nominee confirming your ownership of shares of our common stock as of the Record Date.
Vote Required to Approve Each Proposal
The voting options and votes required for the approval of each proposal to be voted on at the Annual Meeting, and the treatment of abstentions and broker non-votes for each proposal are listed in the table below.

Proposal	Voting Options	Vote Required to Approve the Proposal	Effect of Abstentions / Withheld Votes	Effect of Broker Non-Votes

Election of the three Class A director nominees named in this proxy statement	For or withhold for each director nominee	Plurality (1)	No Effect	No Effect
Ratification of the selection of EY as our 2025 independent registered accounting firm	For, against or abstain	Majority of the votes entitled to be cast	Same as vote against	N/A (2)
Approval of the entry into the amendment to the Thermo Guaranty Agreement	For, against or abstain	Majority of the votes cast, other than Thermo and its affiliates	No Effect	No Effect
Approval of the amendment to our certificate of incorporation to provide for officer exculpation	For, against or abstain	Majority of the outstanding shares of our common stock	Same as vote against	Same as vote against
		Majority of the votes cast, other than Thermo and its affiliates (3)	No Effect	No Effect
1.Thermo and its affiliates may not vote their shares of our common stock with respect to the election of the Minority Directors, Keith O. Cowan and Benjamin G. Wolff. Accordingly, to be elected, the Minority Director nominees must receive a plurality of the votes cast other than Thermo and its affiliates. However, Thermo and its affiliates may vote their shares of our common stock with respect to the election of Dr. Paul E. Jacobs.
2.Because banks, brokers, trustees and other nominees will have discretionary authority with respect to Proposal 2, there should be no broker non-votes for this item. Broker non-votes, if any, on Proposal 2 would have the same effect as votes against such proposal.
3.In addition to the DGCL Stockholder Approval (as defined below), in accordance with our Certificate of Incorporation, Proposal 4 must be approved by the affirmative vote of a majority of shares of our common stock owned by stockholders, other than Thermo and its affiliates and voting affirmatively or negatively on the matter.
Other Information
Reverse Stock Split and Listing on The Nasdaq Stock Market LLC
Effective following the close of trading on February 10, 2025, we voluntarily withdrew the listing of our common stock from the NYSE American, effected a reverse stock split at a ratio of 1 to 15 shares of common stock and amended our Certificate of Incorporation to reduce the number of authorized shares of common stock that we may issue from 2,150,000,000 shares to 143,333,334 shares of common stock. Effective at the start of trading on February 11, 2025, our common stock began trading on a post-split basis under the symbol “GSAT” on The Nasdaq Stock Market LLC. All historical share amounts (including options, warrants, RSUs), stock-based compensation awards, per share amounts and share prices included herein have been adjusted to reflect this reverse stock split.

4 / Globalstar Proxy Statement 2025

Board of Directors and Corporate Governance /

Board of Directors and Corporate Governance

Standing Committees / Audit / Compensation / Nominating and Governance / Strategic Review
Information About the Board and its Committees
Board Governance
Our Board has four standing committees: Audit, Compensation, Nominating and Governance and Strategic Review. The Board has adopted a charter for each standing committee.
We have a Code of Conduct that is applicable to all employees, including executive officers, as well as directors to the extent relevant to their service as directors.
The committee charters and Code of Conduct are available on our website at investors.globalstar.com under “Governance.” You may request a copy of any of these documents to be mailed to you as described on page 52 of this proxy statement. We will post any amendments to, or waivers from, the Code of Conduct that apply to our principal executive and financial officers on our website. As of the date of this proxy statement, no such waivers have been requested or granted.
Thermo holds stock representing a majority of our voting power. As a result, we are a “controlled company” for purposes of The Nasdaq Stock Market LLC ("Nasdaq") rules and are not required to have a majority of independent directors on the Board, comply with the director independence requirements for compensation committees, or comply with the requirement for independent director oversight of director nominations. However, we are subject to all other Nasdaq corporate governance requirements, including the rule requiring that the audit committee be composed entirely of independent directors meeting the heightened independence requirements.
Risk Oversight
The Board has determined that the role of risk oversight will remain with the full Board rather than delegating that responsibility to a specific committee, although the Audit Committee continues to focus on accounting and financial risks. Our executive officers evaluate and manage day-to-day risks and report regularly to the Board on these matters.
The Board has oversight responsibility for information security and cybersecurity. The Company prioritizes the protection of data and is committed to the ongoing enhancement of its cybersecurity and privacy capabilities. Management has established an information security program as well as policies and procedures to mitigate risks resulting from cyber-attacks, including dedicated information security personnel (both internal employees and specialized contractors with security expertise), network monitoring and annual penetration testing on the Company's network. Management maintains effective internal controls and the Company's cybersecurity program is on par with industry standards and best practices, such as the National Institute of Standards and Technology (NIST) Cybersecurity Framework as well as other applicable laws and regulations. Ongoing information security training is also provided to employees. Management provides regular updates to the Board regarding these matters, including any significant cyber threats or incidents.

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Corporate Sustainability
The Board has oversight of the Company's Environmental, Social and Governance ("ESG") matters. The Board has not delegated responsibility of ESG oversight to a subcommittee, but may choose to do so in the future. Executive officers of the Company have responsibility for the implementation and continued monitoring of ESG matters.
Director Skills, Expertise and Demographics
The matrix below displays a summary of relevant skills, expertise and demographics of our directors.
Skills and Experience

	Keith O. Cowan	Benjamin G. Wolff	Dr. Paul E. Jacobs	James F. Lynch	Timothy E. Taylor	William A. Hasler	James Monroe III

CEO / Executive Officer Experience	•	•	•	•		•	•
Telecommunications	•	•	•	•	•	•	•
Accounting or Finance	•	•	•	•	•	•	•
Global Business	•	•	•	•	•	•	•
Strategic Planning / Mergers & Acquisitions	•	•	•	•	•	•	•
Demographics

Tenure	Independence[1]	Age

•	0-9 years	•	20+ years	•	Independent	•	40-49 years	•	60-69 years
•	10-19 years			•	Not Independent	•	50-59 years	•	70+ years
1.The Board has determined that Messrs. Cowan, Hasler and Wolff are independent directors as defined under the Securities Exchange Act of 1934 and Nasdaq rules. This determination was based on the absence of any material relationship known to the Board between Messrs. Cowan, Hasler and Wolff and the Company (other than as a director and stockholder).

6 / Globalstar Proxy Statement 2025

Board of Directors and Corporate Governance /
Director Summary
Our Bylaws provide for a nine-member Board of Directors and the Board currently has seven members. Our Board is divided into three classes, with staggered three-year terms. Class A consists of three directors and each of Class B and Class C consists of two directors. As disclosed in our Current Report on Form 8-K filed April 30, 2024, and in our 2024 proxy statement, Michael J. Lovett, a former Class C director of the Company, passed away during 2024. Accordingly, the Company is currently in the process of identifying and interviewing candidates for the vacant Class B and Class C directorships. The terms of the directors of each class expire at the annual meetings of stockholders to be held in 2025 (Class A), 2026 (Class B) and 2027 (Class C). At each annual meeting of stockholders, one class of directors will be elected for a term of three years to succeed the directors whose terms are expiring. The table below displays a summary of each director's Board class and committee membership. Each director's narrative biography is also disclosed below the table.

	Board Class	Director Since	Board Term Expiration	Audit	Nominating and Corporate Governance	Compensation	Strategic Review

Keith O. Cowan *M	A	2018	2025	●	●		●
Benjamin G. Wolff *M	A	2018	2025	●		●	●
Dr. Paul E. Jacobs	A	2023	2025
James F. Lynch	B	2003	2026
Timothy E. Taylor	B	2018	2026				●
William A. Hasler *	C	2009	2027	●			●
James Monroe III	C	2003	2027		●	●

•	Chair	•	Member	*	Independent	M	Minority Director

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Class A - Director Nominees (to be elected for terms expiring in 2028)

Keith O. Cowan Age / 69 Director Since / 2018
Mr. Cowan brings extensive experience in telecommunications, encompassing both global satellite and terrestrial wireless networks and services, making his background highly relevant to establishing Globalstar’s strategic direction. His expertise lies in establishing corporate strategies that maximize the value and utilization of corporate capabilities and assets through partnerships, mergers, acquisitions, and divestitures. With current and past leadership roles at Rivada, Sprint, BellSouth, and Alston & Bird, he brings deep expertise in corporate transactions and strategic growth initiatives, positioning him to contribute to Globalstar’s growth, market positioning, partnerships, and stockholder value creation initiatives.
Mr. Cowan's current and prior experience includes:
•Chief Development Officer of Rivada Networks, Inc. - August 2020 to present
•Chief Executive Officer of Cowan Consulting Corporation LLC - January 2013 to present
•Chief Executive Officer of NVR3 LLC (dba Venadar) - September 2019 to present
•President of Strategic Planning and Corporate Initiatives at Sprint Corporation - July 2007 to January 2013
•Board Member - Aegex Technologies
•Board Member - American Rescue Associates, Inc.
•Board Member - Phunware, Inc. - January 2019 to November 2022

Benjamin G. Wolff Age / 56 Director Since / 2018
Mr. Wolff provides the Board with strong knowledge and insight into the telecommunications market in the United States and abroad and extensive experience in capital markets transactions. Mr. Wolff has served in leadership roles and as a member of the board of directors of various telecom and technology companies.
Mr. Wolff's current and prior experience includes:
•President and CEO of Palladyne AI - February 2024 to present; also Co-Founder and Board Member (formerly President and CEO from 2015 through 2021 and Executive Chairman from 2021 through 2022)
•Chief Executive Officer, President and Chairman of Pendrell Corporation (formerly known as ICO Global Communications) - 2009 to 2014
•President of Eagle River Investments - 2004 to 2014
•Co-Founder of Clearwire Corporation (served in various capacities including President, CEO, Co-Chairman and member of the Board of Directors) - 2003 to 2011
•Board Member - FORT Robotics

8 / Globalstar Proxy Statement 2025

Board of Directors and Corporate Governance /

Dr. Paul E. Jacobs Age / 62 Director Since / 2023
Dr. Jacobs brings insight into the daily operations of Globalstar and management experience to the Board. Dr Jacobs has a track record of innovation-led growth and serves on the board of various technology companies. Dr. Jacobs is a prolific inventor with over 80 U.S. patents granted or pending in the field of wireless technology and devices.
Dr. Jacobs' current and prior experience includes:
•CEO of Globalstar - August 2023 to present
•Founder and Executive Chairman of Virewirx, Inc. (formerly XCOM Labs, Inc.) - 2018 to present (and former CEO 2018 - 2023)
•CEO of Qualcomm - 2005 to 2014 (and as Group President of Qualcomm Wireless & Internet from 2001 to 2005 and Executive Vice President from 2000 to 2005); also Director of Qualcomm - 2005 to 2018 (including Chairman of the Board of Directors from 2009 to 2014 and Executive Chairman of the Board of Directors from March 2014 to March 2018)
•Board Member of Dropbox, Inc. - April 2016 to present
•Board Member of Arm Limited - December 2022 to present

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Class B - Continuing Directors (terms expire in 2026)

James F. Lynch Age / 67 Director Since / 2003
Mr. Lynch brings extensive financial management experience, especially in the telecom industry, to the Board.
Mr. Lynch's current and prior experience includes:
•Managing Partner of Thermo Capital Partners, L.L.C. - October 2001 to present
•Executive Chairman of FiberLight, LLC - 2017 to 2022 (formerly CEO from 2015 through 2017)
•Chairman of Xspedius Communications, LLC - January 2005 through October 2006 (formerly CEO from August 2005 through March 2006)
•Managing Director at Bear Stearns & Co. - prior to joining Thermo in 2001
•Limited Partner of Globalstar Satellite, L.P.

Timothy E. Taylor Age / 43 Director Since / 2018
Mr. Taylor brings insight into the daily operations of Globalstar and management experience to the Board.
Mr. Taylor's current and prior experience includes:
•Vice President, Finance, Business Operations and Strategy of Globalstar - 2010 to present
•Partner of The Thermo Companies - 2010 to present
•Associate in the Mergers & Acquisitions Group at Brown Brothers Harriman - prior to joining Globalstar in 2010
•Board Member of Birch Investment Partners, LLC, dba Timberland Cabinets - 2017 to present
•Board Member of Thermo Communications Funding - 2014 to 2024

10 / Globalstar Proxy Statement 2025

Board of Directors and Corporate Governance /
Class C - Continuing Directors (terms expire in 2027)

William A. Hasler Age / 83 Director Since / 2009
Mr. Hasler has an extensive financial background and financial reporting expertise. Due to his financial leadership roles on other public company boards, he is well-suited to be one of our directors and Chair of our Audit Committee.
Mr. Hasler's current and prior experience includes:
•Co-Chief Executive Officer of Aphton Corp. - 1998 to 2004
•Dean of the Haas School of Business, University of California, Berkeley - 1991 to 1998
•Vice Chairman of KPMG Peat Marwick - 1984 to 1991
•Certified Public Accountant; Audit Committee Financial Expert
•Former director of Aviat Networks, DiTech Networks Corp., Mission West Properties, the Schwab Funds, Selectron Corp., Tousa Inc. and Rubicon Ltd.

James Monroe III Age / 70 Director Since / 2003
Since 1984, Mr. Monroe has been the majority owner of a diverse group of privately owned businesses that have operated in the fields of telecommunications, real estate, power generation, industrial equipment distribution, financial services and leasing services that are sometimes referred to collectively in this proxy statement as “Thermo.” Mr. Monroe controls, directly or indirectly, various Thermo entities as reflected in the "Security Ownership of Certain Beneficial Owners and Management" table. In addition to being our controlling stockholder, Mr. Monroe brings his long-term experience in investment, financing and the telecommunications industry to the Board.
Mr. Monroe's current and prior experience includes:
•Executive Chairman (formerly Chairman) of the Board of Globalstar - 2004 to present
•CEO of Globalstar - 2005 through 2009 and from 2011 through 2018

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Leadership Structure
Dr. Jacobs serves as our Chief Executive Officer and Mr. Monroe serves as the Executive Chairman of the Board. Our Bylaws provide the Board flexibility to appoint one individual as Chief Executive Officer and Chairman of the Board or to separate the roles and appoint an individual for each role. We believe the current separation between Chief Executive Officer and Executive Chairman of the Board provides the Company with the ability to pursue strategic and operational objectives, while also maintaining oversight and objective evaluation of the performance of the Company.
Mr. Monroe dually served as our Chairman and Chief Executive Officer from our initial public offering in November 2006 through July 2009 and again July 2011 through September 2018. As demonstrated by past practice, the Board, with input from Mr. Monroe, will periodically review our leadership structure and determine what leadership structure best supports our business, making changes as the Board deems appropriate.
Meetings and Attendance in Meetings
During 2024, the Board held 8 meetings. Each director serving on the Board in 2024 attended at least 75% of the meetings of the Board and of each committee on which he served in each case during the time he was a director. We do not have a policy regarding director attendance at our annual meetings. No members of the Board attended our 2024 annual meeting.

12 / Globalstar Proxy Statement 2025

Board of Directors and Corporate Governance /
Board Committees
Audit Committee
The current members of the Audit Committee are Messrs. Hasler, Cowan and Wolff. Mr. Hasler serves as Chairman, and the Board has determined that Mr. Hasler is an "audit committee financial expert" as defined by SEC and Nasdaq rules.

Audit Committee Meetings in 2024 / Mr. Hasler (Chairman) / Mr. Cowan / Mr. Wolff
The principal functions of the Audit Committee, which are reflected in the Audit Committee's charter, include:
•appointing and replacing our independent registered public accounting firm;
•approving all fees and all audit and permitted non-audit services of the independent registered public accounting firm;
•annually reviewing the independence of the independent registered public accounting firm;
•assessing annual audit results;
•periodically reassessing the effectiveness of the independent registered public accounting firm;
•reviewing our financial and accounting policies and our annual and quarterly financial statements;
•reviewing the adequacy and effectiveness of our internal controls and monitoring management's assessment of internal controls over financial reporting;
•overseeing our programs for compliance with laws, regulations and Company policies;
•reviewing and reassessing the adequacy of its charter at least annually;
•approving all related person transactions not otherwise delegated to the Strategic Review Committee;
•considering any requests for waivers from our Code of Conduct for senior executive and financial officers (which waivers would be subject to Board approval); and
•in connection with the foregoing, meeting with our independent registered public accounting firm and financial management.

The Audit Committee meets as often as it determines necessary to carry out its duties and responsibilities, but no less than quarterly. During 2024, the Audit Committee held four meetings. The Audit Committee's charter is available at our website at investors.globalstar.com under "Governance."

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/ Board of Directors and Corporate Governance
The Audit Committee has furnished the following report for inclusion in this proxy statement.
Audit Committee Report for 2024
In addition to other activities, the Audit Committee:
•reviewed and discussed with management the Company’s audited financial statements for 2024;
•discussed with EY, the Company’s independent registered public accounting firm for 2024, the matters required to be discussed by the applicable requirements of the Public Company Accounting Oversight Board ("PCAOB") and the Commission, including significant accounting policies, management’s judgments and accounting estimates, and EY’s judgments about the quality of the Company’s accounting principles as applied in its financial reporting; and
•received the written disclosures and the letter from EY required by the applicable requirements of the PCAOB and the Commission regarding the independent accountant’s communications with the Audit Committee concerning the accountant’s independence from the Company and its subsidiaries, and discussed with EY their independence.
Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board that the audited financial statements for the year ended December 31, 2024 be included in the Company’s Annual Report on Form 10-K for filing with the SEC.
William A. Hasler, Chair
Keith O. Cowan
Benjamin G. Wolff
Compensation Committee
The current members of the Compensation Committee are Messrs. Monroe and Wolff. Mr. Monroe serves as Chairman.

Compensation Committee Meetings in 2024 / Mr. Monroe (Chairman) / Mr. Wolff
The principal functions of the Compensation Committee include:
•discharging the responsibilities of the Board relating to compensation of the Company's executive officers, including reviewing and approving corporate goals and objectives relevant to the compensation of our executive officers in light of business strategies and objectives;
•developing the Company's compensation philosophies and practices generally;
•reviewing and recommending to the Board compensation for our chief executive officer and other executive officers;
•overseeing the Company's leadership and organizational development, including review of appropriate executive succession planning; and
•to the extent appropriate, administering our incentive compensation plans, including the 2006 Equity Incentive Plan (the "Plan").

As indicated above, the Compensation Committee is responsible for approving or recommending to the Board the compensation of each of our executive officers and the review of corporate goals and objectives. The Compensation Committee may delegate tasks to a subcommittee for any purpose and with such power and authority as the Compensation Committee deems appropriate from time to time.

14 / Globalstar Proxy Statement 2025

Board of Directors and Corporate Governance /
The Compensation Committee makes decisions on all components of compensation for all employees at the vice president level and above and reviews employees at the manager level and below for bonus and equity awards based upon input from executive officers in charge of each business unit.
The Compensation Committee meets as often as it determines necessary to discharge its responsibilities. The Committee may hold follow-up conference calls and act by written consent between its regularly scheduled meetings. In 2024, the Compensation Committee held three meetings.
Under its charter, the Compensation Committee has the authority to retain and terminate compensation consultants used to assist in the evaluation of executive officer compensation. During 2024, the Company, on behalf of the Compensation Committee, engaged a consultant to evaluate compensation for its named executive officers as well as other vice presidents of the Company. The Compensation Committee's charter is available at our website at investors.globalstar.com under "Governance."
The Compensation Committee has furnished the following report for inclusion in this proxy statement.
Nominating and Governance Committee
The current members of the Nominating and Governance Committee are Messrs. Cowan and Monroe. Mr. Monroe serves as Chairman.

Nominating and Governance Committee Meeting in 2024 / Mr. Monroe (Chairman) / Mr. Cowan
The principal functions of the Nominating and Governance Committee include:
•identifying and recommending to the Board qualified candidates to fill vacancies on the Board in accordance with the committee's charter (subject to the authority of the Strategic Review Committee);
•recommending to the Board candidates to be nominated for election as directors at annual meetings of stockholders (subject to the authority of the Strategic Review Committee);
•considering stockholder suggestions for nominees for director;
•making recommendations to the Board regarding corporate governance matters and practices;
•reviewing and making recommendations to the Board regarding director compensation; and
•reviewing public policy matters of importance to our stockholders, including oversight of our corporate responsibility program.

The Nominating and Governance Committee met one time in 2024. We do not currently employ an executive search firm, or pay a fee to any other third party, to locate or evaluate qualified candidates for director positions. The Board and the Nominating and Governance Committee believe that the minimum qualifications (whether a candidate is recommended by a stockholder, management or the Board) for serving as a director are that a nominee demonstrate, by significant accomplishment in his or her field, an ability to make a meaningful contribution to the Board’s oversight of our business and have an impeccable record and reputation for honest and ethical conduct in his or her professional and personal activities. The Nominating and Governance Committee, as well as any search firm or consultant it may engage, includes candidates with a diversity of race, ethnicity and gender in the pool from which it selects director candidates. The Nominating and Governance Committee's charter is available for review on our website at investors.globalstar.com under "Governance."

Globalstar Proxy Statement 2025 / 15

/ Board of Directors and Corporate Governance
The Board has not established formal procedures for stockholders to submit director recommendations; however, such recommendations may be sent by U.S. Postal Service mail to the Globalstar Nominating and Governance Committee, c/o Corporate Secretary, 1351 Holiday Square Blvd., Covington, LA 70433, or by e-mail to corporate.secretary@globalstar.com, and should be sent by not later than December 31 of the year before the year in which the director candidate is recommended for election. If we were to receive such a recommendation of a candidate from a stockholder, the Nominating and Governance Committee would consider the recommendation in the same manner as all other candidates. In considering candidates submitted by stockholders, the Nominating and Governance Committee will take into consideration the needs of the Board and the qualifications of the candidate.
Strategic Review Committee
The current members of the Strategic Review Committee are Messrs. Cowan, Taylor, Hasler and Wolff. Mr. Wolff serves as Chairman. The Strategic Review Committee is required to remain in existence for as long as Thermo and its affiliates beneficially own forty-five percent (45%) or more of Globalstar’s outstanding common stock (the “Thermo Minimum Shares”).

Strategic Review Committee Meetings in 2024 / Mr. Wolff (Chairman) / Mr. Cowan / Mr. Hasler / Mr. Taylor
The principal functions of the Strategic Review Committee include:
•Unless the Strategic Review Committee is prohibited under applicable law from having the power or authority to act on any of the following matters, the Strategic Review Committee has exclusive responsibility for oversight, review, and approval (to the extent permitted by law) or disapproval of the following:
•any acquisition by Thermo of additional newly-issued securities of the Company (other than pursuant to a Permitted Financing (as defined below));
•any extraordinary corporate transaction, such as a merger, reorganization, or liquidation, involving the Company or any of its subsidiaries;
•any sale or transfer of a material amount of assets of the Company or any sale or transfer of assets of any of the Company’s subsidiaries which are material to the Company;
•any change in the Board, including any plans or proposals to change the number or term of directors, other than nominations for election or reelection to the Board (except nominations for election or reelection of Minority Directors (as defined below in Proposal 1) in connection with the end of a term of a Minority Director) and nominations and appointments of individuals to fill vacancies or newly created directorships (except nominations and appointments to fill vacancies of Minority Director seats);
•any material change in the present capitalization or dividend policy of the Company (other than pursuant to a Permitted Financing, a Debt Conversion, or an Option Conversion (each as defined in our Certificate of Incorporation));
•any other material changes in the Company’s lines of business or corporate structure (other than pursuant to a Permitted Financing, a Debt Conversion, or an Option Conversion); and

16 / Globalstar Proxy Statement 2025

Board of Directors and Corporate Governance /

•any transaction between the Company and one or more of the Thermo stockholders that has a value (as determined in good faith by the Strategic Review Committee) in excess of $250,000, except for any Permitted Financing, any Debt Conversion, any Option Conversion, and certain other matters.
For as long as Thermo and its affiliates own the Thermo Minimum Shares, to the extent that any of the foregoing matters, or any matter set forth in the charter of the Strategic Review Committee, requires approval of the full Board under applicable law, the Company does not have the power to take such action unless such action is approved by the Board only after it is recommended to the Board by the Strategic Review Committee.
Certain enumerated transactions are not subject to Strategic Review Committee review, including a financing that includes participation by one or more of the Thermo stockholders on terms equal (as determined in good faith by the Board) to other parties (a “Permitted Financing”).

The Strategic Review Committee met five times in 2024. The Strategic Review Committee requires the affirmative vote of a majority of its authorized number of members (regardless of vacancies thereon) in order to take action at a meeting. To the extent the Strategic Review Committee fails to obtain such vote on any particular matter of business before it, the Strategic Review Committee consults with the Board until such vote is obtained or the matter is otherwise resolved and abandoned. In the event the Strategic Review Committee cannot obtain such vote for any single nominee for Minority Director, then the Strategic Review Committee shall nominate two such nominees for each Minority Director seat subject to election. The members of the Strategic Review Committee who are Minority Directors shall each have three votes with respect to one nominee for Minority Director and the members of the Strategic Review Committee who are not Minority Directors shall each have three votes with respect to the other nominee for Minority Director. The Strategic Review Committee may nominate and include on the annual or special meeting proxy card two candidates for a Minority Director seat. The Strategic Review Committee's charter is available at our website at investors.globalstar.com under "Governance."
Communicating with the Board of Directors or with Individual Directors
The Board has adopted a process for our stockholders and any other interested parties to send communications to the Board or any management or non-management director. Correspondence should be addressed to the Board or any individual director(s) or group or committee of directors either by name or title. All correspondence of this nature should be sent to us by US Postal Service mail at c/o Corporate Secretary, 1351 Holiday Square Blvd., Covington, LA 70433.
All communications received as set forth in the preceding paragraph will be opened by the office of the Secretary for the sole purpose of determining whether the contents represent a message to the directors. Any contents that are not in the nature of promotion of a product or service, advertising, or patently offensive will be forwarded promptly to the addressee(s), but any communication also will be available to any director who requests it.

Globalstar Proxy Statement 2025 / 17

/ Board of Directors and Corporate Governance

Election of Class A Directors
Upon recommendation of the Nominating and Governance Committee and, with respect to the Minority Directors, the Strategic Review Committee, the Board has nominated
/ Keith O. Cowan
/ Benjamin G. Wolff
/ Dr. Paul E. Jacobs
for election as Class A Directors at the Annual Meeting. The nominations rest, in part, on each nominee’s diverse business experience, qualifications, skills and attributes described above. Each of these nominees has consented to being named in this proxy statement and has agreed to serve if elected. If you elect them, they will hold office until our annual meeting of stockholders in 2028 or until their successors have been elected and qualified. The Board is not aware of any reason why any nominee would be unable to serve as a director if elected. If prior to the Annual Meeting any nominee should become unable to serve as a director, the management proxies may vote for another nominee proposed by the Board, although proxies may not be voted for more than three nominees. If any director resigns, dies or is otherwise unable to serve out his term, or if the Board increases the number of directors, the Board may fill the vacancy for the balance of the term for that class of directors; provided that, for any vacancies left by a Minority Director, the candidate for director must be nominated by the Strategic Review Committee. Under our Bylaws, only the Board may fill vacancies on the Board.
Our Certificate of Incorporation and Bylaws provide that so long as Thermo and its affiliates beneficially own at least 45% of the Company’s outstanding Common Stock, two of the members of the Board (the “Minority Directors”) must be elected by the vote of a plurality of the Company’s outstanding common stock other than Thermo and its affiliates. Upon recommendation of the Strategic Review Committee, Keith O. Cowan and Benjamin G. Wolff have been nominated for election as Class A Directors at the Annual Meeting and both directors qualify as Minority Directors under our Certificate of Incorporation.
Vote Required to Elect Directors
The election of directors nominated for election at the Annual Meeting require a plurality of the votes of the shares of our common stock present in person or represented by proxy at the Annual Meeting and entitled to vote thereon. All holders of our common stock as of the Record Date, other than Thermo and its affiliates, are eligible to vote for the election of the Minority Directors nominated for election at the Annual Meeting, Keith O. Cowan and Benjamin G. Wolff. All holders of our common stock as of the Record Date are eligible to vote for the election of Dr. Paul E. Jacobs. Therefore, the nominees who receive the highest number of votes cast by stockholders eligible to vote (a plurality) will be elected as directors. There is no provision under our Certificate of Incorporation or Bylaws for cumulative voting in the election of directors. If you do not vote for a particular nominee, or if you indicate “withhold” to vote for a particular nominee, your vote will not count “for” the nominee. “Withhold” votes and “broker non-votes” will not count as a vote cast with respect to that nominee’s election.

Proposal One / The Board recommends that stockholders vote FOR the election of the three Class A director nominees.

18 / Globalstar Proxy Statement 2025

Board of Directors and Corporate Governance /
Director Compensation
Highlights of our Director Compensation Program
•$50,000 is paid in cash annually to each Director over a quarterly basis
•$50,000 in value of restricted stock awards are awarded to Directors each January
•6,666 options to purchase shares of common stock are awarded to Directors each January
•3,333 restricted stock awards are awarded to members of the Strategic Review Committee each May
The table below reflects compensation paid to our directors during 2024.

Name	Fees Earned or Paid in Cash ($)	Stock Awards ($)(1)(2)	Option Awards ($)(1)(2)	All Other Compensation ($)	Total ($)

James Monroe III	50,000	50,000	187,000	—	287,000
Dr. Paul E. Jacobs(4)	50,000	50,000	187,000	—	287,000
James F. Lynch	50,000	50,000	187,000	—	287,000
William A. Hasler(3)	50,000	111,500	187,000	—	348,500
Keith O. Cowan(3)	50,000	111,500	187,000	—	348,500
Benjamin G. Wolff(3)	50,000	111,500	187,000	—	348,500
Michael J. Lovett	25,000	50,000	187,000	—	262,000
Timothy E. Taylor(3)(4)	50,000	111,500	187,000	—	348,500
1.Represents the aggregate grant date fair value computed consistent with FASB ASC Topic 718. For further discussion of our accounting policies for stock-based compensation and assumptions used in calculating the grant date fair value of stock-based compensation awards, see Note 15 to the Consolidated Financial Statements in our 2024 Annual Report on Form 10-K. The actual amount of compensation realized, if any, for option and stock awards may differ from the amounts presented in the table. For Mr. Lovett, as a result of Mr. Lovett's passing on April 26, 2024. the Company vested the remaining unvested awards and stock options granted to Mr. Lovett. This modification was not significant and therefore excluded from the table above.
2.On January 2, 2024, we granted our directors options to purchase 6,666 shares of our common stock with a grant date fair value of $16.21 per share and 1,782 restricted stock awards with a grant date fair value of $28.05 per share. The options to purchase shares of common stock vest in one-third annual increments over a three-year period and the restricted stock awards cliff vest after a one-year period. The following table sets forth the total number of unvested restricted stock awards and stock options received by each director as director compensation and outstanding as of December 31, 2024.

Globalstar Proxy Statement 2025 / 19

/ Board of Directors and Corporate Governance

Name	Outstanding Shares of Restricted Stock at 12/31/2024	Outstanding Options at 12/31/2024

James Monroe III	1,782	39,996
Dr. Paul E. Jacobs	1,782	39,996
James F. Lynch	5,115	93,327
William A. Hasler	5,115	39,996
Keith O. Cowan	5,115	39,996
Benjamin G. Wolff	1,782	73,328
Timothy E. Taylor	1,782	6,666
3.On May 10, 2024, we granted 3,333 restricted stock awards that had a grant date fair value of $18.45 per share and cliff vest after a one-year period.
4.Dr. Jacobs and Mr. Taylor also received compensation during 2024 for services as a CEO and Vice President, respectively, of the Company. This compensation is not reflected in the table above. Dr. Jacobs compensation as CEO is reflected in the Summary Compensation Table.

20 / Globalstar Proxy Statement 2025

Audit Matters /
Audit Matters

Ratification of 2025 Independent Registered Public Accounting Firm
The Board desires to obtain from the stockholders an indication of their approval or disapproval of the appointment by the Audit Committee of Ernst & Young LLP ("EY") as our independent registered public accounting firm for 2025.
EY has served as our independent registered public accounting firm beginning with the audit of the year ended December 31, 2020. We have been informed that neither EY nor any of its partners has any direct financial interest or any material indirect financial interest in Globalstar and during the past three years has not had any connection therewith in the capacity of promoter, underwriter, director, officer or employee.
One or more representatives of EY will be present, either in person or by telephone, at the Annual Meeting, will have an opportunity to make a statement if they desire and will be available to respond to appropriate questions.
If the resolution is defeated, the Audit Committee will reconsider the appointment, although the appointment will be permitted to stand unless the Audit Committee becomes aware of other reasons for changing independent registered public accounting firms. Additionally, even if stockholders ratify the appointment, the Audit Committee may, in its discretion, appoint a different independent registered public accounting firm at any time during the year if it believes such appointment is in the best interests of the Company and the stockholders.
Vote Required to Ratify the Appointment of EY
The Board will consider an affirmative vote of the holders of a majority of the votes entitled to be cast by the holders of our common stock.

Proposal Two / The Board recommends that stockholders vote FOR ratification of the appointment of EY as our independent registered public accounting firm for the year ending December 31, 2025.

Globalstar Proxy Statement 2025 / 21

/ Audit Matters
Independent Registered Public Accounting Firm Fees
The table below presents fees for professional audit and other services rendered by EY for the fiscal years ended December 31, 2024 and 2023.

	Year Ended December 31,
	2024	2023
	($)	($)

Audit Fees(1)	1,785,720	1,180,157
Tax Fees(3)	635,376	488,211
Total	2,421,096	1,668,368
1.Fees for audit services billed related to the audits of our annual financial statements as well as other filings under the Securities Act of 1933, as amended, and the Securities Exchange Act of 1934, as amended, and services that are normally provided by the independent registered public accountants in connection with statutory and regulatory filings or engagements.
2.Fees for tax compliance, tax advice and tax planning services. These fees also included consulting services related to international logistics and indirect taxes (including value-added-tax and goods and services tax) levied by various countries around the world.
Policy on Pre-Approval Process of Audit and Permissible Non-Audit Services
The Audit Committee pre-approves all audit and permissible non-audit services to be provided by our independent registered public accountants. Non-audit services may include audit-related services, tax services and other services not prohibited by SEC rules on auditor independence. Pre-approval is detailed as to the particular service or category of services and generally is subject to a specific budget. The independent auditors report periodically to the Audit Committee regarding the extent of services they provided in accordance with the Committee’s pre-approvals and the fees for services performed to date. In 2024, the Audit Committee’s pre-approval requirement was not waived for any fees or services.

22 / Globalstar Proxy Statement 2025

Other Voting Matters /
Other Voting Matters

Approval of Entry into the Amended Thermo Guaranty Agreement
As previously disclosed, the Company and Apple Inc. (the “Customer”) amended certain of the services agreements and related ancillary agreements (collectively, as amended, the “Services Agreements”) to provide for, among other things, the Customer’s prepayment of up to $252 million to the Company (the “2023 Funding Agreement”), the proceeds of which are intended to be used to fund 50% of the amounts due under our Satellite Procurement Agreement (the “SPA Agreement”) with Macdonald, Dettwiler and Associates Corporation (“MDA”), as well as launch, insurance and ancillary costs incurred in connection with the construction and launch of such satellites. In connection with the amendment of the foregoing, Thermo Funding II, LLC, a Thermo controlled affiliate, entered into (i) a Secured Guaranty with the Customer (the “Customer Guaranty”), whereby Thermo agreed to guaranty certain of our obligations under the 2023 Funding Agreement, the Services Agreements and the SPA Agreement (the “Guaranteed Obligations”) and (ii) a Guaranty (the “Thermo Guaranty”), which provides for Thermo to guarantee these obligations directly in favor of the Company, as previously approved by our stockholders on June 27, 2023 and effective December 7, 2023. As of December 31, 2024, payments under the 2023 Funding Agreement totaled $155 million.
Under the Thermo Guaranty, Thermo is obligated directly to us to make payments in respect of the Guaranteed Obligations if we fail to pay or otherwise do not make payment in respect of the Guaranteed Obligations to the Customer or MDA. Thermo is also required to comply with certain covenants, which include advancing funds to us to allow us to maintain compliance with our minimum liquidity covenant and maintenance of a minimum asset level in excess of the obligations guaranteed by Thermo. In the event Thermo is required to pay amounts to us in respect of the Guaranteed Obligations (each such amount, a “Guaranty Payment”), we will issue a number of shares of our common stock to Thermo equal to (i) the amount of the Guaranty Payment multiplied by (ii) the average of the five trailing volume-weighted average prices of the common stock for the trading days immediately preceding the date of such Guaranty Payment.
As consideration for the Thermo Guaranty, we issued to Thermo a warrant to purchase 666,668 shares of our common stock at an exercise price equal to $30 per share. The right to purchase 333,334 shares under the Thermo warrant vested upon the effectiveness of Thermo’s guarantee in December 2023, and the remaining 333,334 shares may vest if and when Thermo advances funds under the Thermo Guaranty of $25 million or more. The Thermo warrant expires in December 2028.

Proposal Three / The Board recommends that stockholders vote FOR the approval of the entry into the Amended Thermo Guaranty Agreement.

Globalstar Proxy Statement 2025 / 23

/ Other Voting Matters

In October 2024, we further amended the Services Agreements and entered into certain related agreements (collectively, the “Updated Services Agreements”) with the Customer for the Company to deliver expanded services over a new MSS network, including a new satellite constellation, expanded ground infrastructure, and increased global MSS licensing (collectively, the “Extended MSS Network”). In connection with the Updated Services Agreements, the Company, Customer, and Thermo amended the Customer Guaranty and agreed to amend the Thermo Guaranty to lower the amount of Guaranteed Obligations covered by the Thermo Guaranty to $100 million, with the effective date of such amendment to the Thermo Guaranty subject to the approval of our stockholders (other than Thermo, including its affiliates) as described below. The amendment to the Customer Guaranty and agreement to amend the Thermo Guaranty reflect the strengthened financial position of the Company, and the intention of the parties is for the Customer Guaranty and Thermo Guaranty to align to work in tandem. Accordingly, we are asking our stockholders (other than Thermo, including its affiliates) to approve our entry into an amendment to the Thermo Guaranty, substantially in the form included in Appendix A attached hereto (the “Amended Thermo Guaranty Agreement”) to lower the amount of Guaranteed Obligations covered by the Thermo Guaranty to $100 million. The Amended Thermo Guaranty Agreement will not impact the outstanding warrant and no additional warrants or rights to purchase additional shares of our common stock will be issued to Thermo in connection with the entry into such amendment. As discussed above, Mr. Monroe, our Executive Chairman and controlling stockholder, controls Thermo.
Vote Required to Approve the Amended Thermo Guaranty Agreement
Because the Amended Thermo Guaranty Agreement provides for a potential transaction between Thermo, on the one hand, and the Company, on the other, which may have a value greater than $5 million, as determined by the Strategic Review Committee, it is a Related Party Transaction under our Certificate of Incorporation. Under our Certificate of Incorporation, Related Party Transactions must be approved by the affirmative vote of a majority of shares of common stock of the Company owned by stockholders other than Thermo (including its affiliates) and voting affirmatively or negatively (i.e., votes cast) on the matter. Shares represented by proxies that are marked to indicate abstentions from this proposal and broker non-votes with respect to this proposal will have no effect.
Thermo and its affiliates are not eligible to vote on Proposal No. 3.

24 / Globalstar Proxy Statement 2025

Other Voting Matters /

Approval of the amendment to our Certificate of Incorporation to provide for officer exculpation
Article EIGHTH of our Certificate of Incorporation currently contains a provision eliminating the personal liability of our directors for monetary damages for breach of fiduciary duty as a director, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware (the “DGCL”). Delaware amended Section 102(b)(7) of the DGCL to allow a Delaware corporation to include a similar provision in its certificate of incorporation eliminating the personal liability of certain officers for monetary damages for breach of fiduciary duty as an officer in certain circumstances. As further described below, we are asking our stockholders to approve an amendment to our Certificate of Incorporation to provide for such officer exculpation, similar to our existing ability to exculpate our directors.
Description of the Amendment
As now permitted by the DGCL, we propose to amend Article EIGHTH of our Certificate of Incorporation to read in its entirety as follows (additions are indicated by underlining and boldface type):
EIGHTH
A director or officer of the Corporation shall not be liable to the Corporation or the stockholders for monetary damages for breach of fiduciary duty as a director or officer, respectively, except to the extent that exculpation from liability is not permitted under the General Corporation Law of the State of Delaware as in effect at the time such liability is determined. No amendment or repeal of this Article Eighth shall apply to or have any effect on the liability of any director or officer with respect to acts or omissions of such director or officer prior to such amendment or repeal. To the maximum extent permitted from time to time under the law of the State of Delaware, the Corporation renounces any interest or expectancy of the Corporation in, or in being offered an opportunity to participate in, business opportunities that are from time to time being presented to its officers, directors or stockholders, other than (i) those officers, directors or stockholders who are employees of the Corporation and (ii) those opportunities demonstrated by the Corporation to have been presented to officers or directors of the Corporation in their capacity as such. No amendment or repeal of this Article Eighth shall apply to or have any effect on any opportunities which such officer, director or stockholder becomes aware prior to such amendment or repeal.
Reasons for the Amendment
The Strategic Review Committee and our Board desire to amend our Certificate of Incorporation to eliminate the personal liability of our officers for monetary damages for breach of fiduciary duty as an officer to the fullest extent permitted by the DGCL. In considering the proposed amendment, the Strategic Review Committee and our Board considered the narrow class and type of claims for which officers are permitted to be exculpated from personal liability, which is more limited than the protection currently permitted for our directors.

Proposal Four / The Board recommends that stockholders vote FOR the approval of the amendment to our Certificate of Incorporation to provide for officer exculpation.

Globalstar Proxy Statement 2025 / 25

/ Other Voting Matters

As amended, the DGCL only permits, and the amendment would only provide, exculpation for direct claims brought by stockholders, and would not limit any officer’s personal liability for:
•breach of the duty of care claims brought by the Company itself or derivative claims made by stockholders on behalf of the Company;
•any breach of the duty of loyalty;
•any acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of the law; or
•any transaction from which the officer derived an improper personal benefit.
Our Board believes that the amendment will limit concerns about personal liability, which will empower officers to best exercise their business judgment in furtherance of stockholder interests. The nature of the role of officers often requires them to make difficult judgments and decisions on important and complex matters on a time-sensitive basis, which can create risk of investigations, claims, actions, suits or proceedings seeking to impose personal liability on the basis of hindsight, especially in the current litigious environment and regardless of merit. Our Board believes the amendment better aligns the protections available to our officers with those currently available to our directors and that it would discourage plaintiffs’ lawyers from adding officers to direct claims relating to breaches of the duty of care which, if occurs, can lead to increased litigation and insurance costs.
In addition, our Board believes it is important to protect our officers to the fullest extent permitted by the DGCL to continue to attract and retain experienced and highly qualified officers. Other corporations that are incorporated in Delaware have adopted and may continue to adopt amendments to their certificates of incorporation that limit the personal liability of officers. Our failure to adopt the amendment could impact our ability to recruit and retain experienced and highly qualified officers, who may conclude that the potential personal exposure to liabilities, costs of defense and other risks of proceedings outweighs the benefits of serving or continuing to serve as an officer of the Company.
For these reasons, upon the recommendation of the Strategic Review Committee, the Board declared the amendment advisable and in the best interests of the Company and its stockholders, authorized and approved the proposed amendment and resolved to submit the amendment to our stockholders for approval at our Annual Meeting and recommends that our stockholders approve the amendment.
Effects and Timing of the Amendment
If adopted, the amendment would only provide for the exculpation of officers in connection with direct claims brought by stockholders for breach of the officers’ fiduciary duty of care. Further, the amendment will not eliminate the liability of officers for any act or omission occurring prior to the date on which it becomes effective.
If the proposed amendment is approved by our stockholders, it will become effective immediately upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which we expect to file promptly after our Annual Meeting. Accordingly, the existing Article EIGHTH would be replaced by the proposed Article EIGHTH as provided above.

26 / Globalstar Proxy Statement 2025

Other Voting Matters /

If the proposed amendment is not approved by our stockholders or, if in accordance with the DGCL and notwithstanding stockholder approval of the proposed amendment, our Board elects to abandon the proposed amendment without further action by the stockholders at any time prior to the effectiveness of the filing of the Certificate of Amendment, then Article EIGHTH of our Certificate of Incorporation will remain unchanged.
Vote Required to Approve the Amendment to Our Certificate of Incorporation to Provide for Officer Exculpation
Under the DGCL, approval of this Proposal No. 4 requires the affirmative vote of a majority of the outstanding shares of common stock of the Company (the “DGCL Stockholder Approval”). Additionally, because the proposed amendment could benefit certain officers of the Company who are affiliates of Thermo, the Strategic Review Committee has determined that the proposed amendment is a transaction between Thermo, on one hand, and the Company, on the other, that requires a stockholder vote pursuant to the DGCL, such that it is a Related Party Transaction under our Certificate of Incorporation. Under our Certificate of Incorporation, Related Party Transactions must be approved by the affirmative vote of a majority of shares of common stock of the Company owned by stockholders other than Thermo (including its affiliates) and voting affirmatively or negatively (i.e., votes cast) on the matter (the “Majority of the Minority Stockholder Approval”). For the avoidance of doubt, the approval of this Proposal No. 4 requires that the Company obtain both the DGCL Stockholder Approval and the Majority of the Minority Stockholder Approval.
Shares represented by proxies that are marked to indicate abstentions and broker non-votes will be treated as votes against this Proposal No. 4 for purposes of calculating the DGCL Stockholder Approval. However, shares represented by proxies that are marked to indicate abstentions and broker non-votes will have no effect for purposes of calculating the Majority of the Minority Stockholder Approval.
Thermo and its affiliates will be eligible to vote on Proposal No. 4 for purposes of the DGCL Stockholder Approval but will not be eligible to vote on Proposal No. 4 for purposes of the Majority of the Minority Stockholder Approval.

Globalstar Proxy Statement 2025 / 27

/ Executive Officers and Compensation
Executive Officers and Compensation
Executive Officers

Dr. Paul E. Jacobs Chief Executive Officer	Rebecca S. Clary Vice President and Chief Financial Officer	L. Barbee Ponder IV General Counsel and Vice President of Regulatory Affairs
The current executive officers of the Company are James Monroe III, Executive Chairman; Dr. Paul E. Jacobs, Chief Executive Officer; Rebecca S. Clary, Vice President and Chief Financial Officer; and L. Barbee Ponder IV, Vice President of Regulatory Affairs and General Counsel. Information about Mr. Monroe is given above under “Board of Directors and Corporate Governance.”
Dr. Paul E. Jacobs, age 62, has been our Chief Executive Officer since August 2023. Prior to joining Globalstar, Dr. Jacobs served as Chairman and CEO of Virewirx, Inc. (formerly XCOM Labs, Inc.), since founding it in 2018. He served as CEO of Qualcomm from 2005 to 2014 and as a director of Qualcomm from 2005 to 2018, including as Chairman of the board of directors from 2009 to 2018 and as Executive Chairman from 2014 to 2018.
Rebecca S. Clary, age 46, has been our Vice President and Chief Financial Officer since August 2014. She served as our Chief Accounting Officer from January 2013 to August 2014 and as Corporate Controller from June 2011 to January 2013. Prior to joining Globalstar, she was with PricewaterhouseCoopers LLP in its U.S. Audit and Assurance Services Practice. Ms. Clary is a Certified Public Accountant.
L. Barbee Ponder IV, age 58, has been our General Counsel and Vice President of Regulatory Affairs since July 2010. He owned and operated a private company with timber, sand and gravel, and oil and gas interests from 2005 to July 2010. Mr. Ponder served in various regulatory counsel positions for BellSouth Corporation from 1996 to 2005. Prior to joining BellSouth, Mr. Ponder practiced with the Jones Walker law firm in New Orleans, where he specialized in commercial litigation including class action defense.
The Company does not believe any of its other personnel are “executive officers” as that term is defined in the applicable rules of the SEC. Accordingly, the Company’s discussion of its named executive officers is limited to Messrs. Monroe, Jacobs and Ponder and Ms. Clary.

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Executive Officers and Compensation /
Compensation Discussion and Analysis
The following Compensation Discussion and Analysis ("CD&A") should be read in conjunction with the compensation tables beginning on page 33. Our named executive officers ("NEOs") for 2024 were:
•James Monroe III, Executive Chairman
•Dr. Paul E. Jacobs, Chief Executive Officer
•Rebecca S. Clary, Vice President and Chief Financial Officer
•L. Barbee Ponder IV, General Counsel and Vice President of Regulatory Affairs
Overview
Our compensation program for executive officers is intended to:
•provide each officer with a conservative base salary; and
•create an incentive for retention and achievement of our long-term business goals using a sizable, multi-year stock or option bonus program.
The Compensation Committee is responsible for evaluating the performance of, and reviewing and approving all compensation paid to, our executive officers, all of whom are NEOs for 2024. To preserve the exemption from short swing liability under Section 16(b) of the Securities Exchange Act of 1934, the Board approves equity awards to all executive officers and directors.
Results of Most Recent Say-on-Pay Vote
Our stockholders also have the opportunity every three years to cast an advisory say-on-pay vote on our NEOs' compensation. At our 2023 annual meeting, our stockholders expressed support for our executive compensation program, with approximately 99% of the stockholders who voted on the “say-on-pay” proposal voting in support of the proposal. The Compensation Committee believes that the result of the advisory vote is valuable in assessing its compensation decisions and considered the vote in reviewing and evaluating its executive compensation programs. The Compensation Committee also considered numerous other factors in evaluating the Company’s executive compensation programs as discussed in this proxy statement, including the Compensation Committee's desire to continue to enhance the alignment of our NEOs’ interests with those of our stockholders.
While each of these factors (among other things) informed the Compensation Committee’s decisions regarding the NEOs compensation, the Compensation Committee did not implement any changes to the Company’s executive compensation programs as a result of the stockholder advisory vote. The next stockholder advisory vote on executive compensation will be at our 2026 annual meeting of stockholders.
Compensation Philosophy
Our goal is to create performance-based compensation that motivates management to increase stockholder value. Our Executive Chairman receives compensation described under “Director Compensation,” above for his services as a director and does not receive additional compensation as an executive officer. Our Chief Executive Officer also receives separate compensation for his services as a director, also described under "Director Compensation" above, which is in addition to the compensation he received as an executive officer. We compensate our other executive officers with a conservative base salary and incentivize them to remain with us through stock-based compensation and annual discretionary bonuses (which may be paid in cash or stock). The Compensation Committee periodically reviews peer group or other market data in setting base salaries or incentive compensation for senior executives.

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We do not believe that risks related to our compensation policies or practices are reasonably likely to have a material effect on us, due in part to the structure of our compensation programs and risk mitigation provided by the Board and, where appropriate, the Strategic Review Committee's oversight of significant business decisions.
Elements of Compensation
The principal elements of our compensation for our NEOs are base salary, discretionary annual bonus awards, and the opportunity to receive equity-based compensation pursuant to the Amended and Restated 2006 Equity Incentive Plan through time or incentive based awards, including under our annual bonus plan.
Base Salaries. We have established base salaries according to each named executive officer’s position, responsibilities and performance with the goal of providing a fixed level of compensation necessary to attract and retain the executive officers needed to manage our business successfully. Base salary adjustments, if any, are typically considered and approved during the fourth quarter of each calendar year, with the effective date being the first pay period in the following calendar year. Effective January 2024, the Compensation Committee approved an increase in the base salaries of Ms. Clary and Mr. Ponder of 10% and 5%, respectively. Dr. Jacobs' base salary was not adjusted during 2024. All of our executive officers are at-will employees.
Annual Bonus Plan. The Company has an annual bonus plan designed to reward designated key employees (including the NEOs) to meet and exceed the Company's financial performance goals for the designated calendar year. The bonus pool available for distribution is determined based on the Company's Adjusted EBITDA performance during that year. The bonus may be paid in cash or the Company's common stock, as determined by the Compensation Committee. For the 2024 plan year, the aggregate amount that could have been distributed under the pool was $2.3 million if the Company's Adjusted EBITDA for the plan year had been $104.0 million. For each 1% of Adjusted EBITDA above or below this plan year target Adjusted EBITDA, adjustments are made to either increase or decrease the distribution. The Company's Adjusted EBITDA for purposes of the 2024 bonus plan was $135.3 million, which resulted in a total bonus distribution of approximately $2.7 million. Each participant's award was determined at the discretion of the Compensation Committee. In March 2025, Dr. Jacobs, Ms. Clary, and Mr. Ponder received a combination of shares and cash worth $500,000, $200,000, and $21,000, respectively. A similar plan is in place for 2025.
In the event the Company's financial statements are restated or otherwise adjusted, resulting in a reduction to Adjusted EBITDA, then participants who have received distributions under the bonus plan in excess of the amounts they would have been entitled to receive, shall be liable to repay such excess to the Company.
Stock Grants. In December 2024, the Company granted restricted stock awards of 5,426 shares to each of Ms. Clary and Mr. Ponder which vest one-half in December 2025 and one-half in December 2026 and are designed to recognize performance and to encourage retention. See the 2024 Grants of Plan-Based Awards table below for additional information.
Performance-Based Stock Grant Program - Terrestrial Spectrum Authority. Mr. Ponder has the opportunity to receive additional stock awards based on the Company's attainment of certain international terrestrial spectrum authorities around the world. In December 2024, Mr. Ponder was granted 5,333 shares under this program upon the Company's receipt of terrestrial spectrum authority in one country.
Prior Market-Based Stock Awards to our CEO. In connection with his 2023 appointment to Chief Executive Officer, Dr. Jacobs received 2.7 million performance-based restricted stock awards which vest at any time during a four-year period from the date of grant, September 2023, based on the achievement of certain sustained stock price targets between $30.00 and $150.00. No portion of this grant vested during 2024.
All Other Compensation. While we do not have a pension plan or a non-qualified deferred compensation plan, the Company provides benefits to employees under a 401(k) plan. Under this plan, we contribute $0.50 for each $1.00 contributed to the plan by all U.S. employees, up to 6% of the employee’s base salary. We also provide limited perquisites to NEOs consisting primarily of premiums for term life insurance policies.

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Executive Officers and Compensation /
New CFO Compensation for 2025. On March 27, 2025, after reviewing a market survey conducted by the Committee’s independent compensation consultant, the Board and Compensation Committee approved certain changes to Ms. Clary's compensation, including (i) an increase in her base salary to $420,000, to be effective January 1, 2025, and (ii) the grant of a performance-based stock award with a target grant date value of $2 million, which will vest at any time during a four-year period from the date of grant based on the achievement of certain sustained stock price targets between $30 and $75. All other elements of Ms. Clary's compensation remain unchanged, including annual grants of restricted stock awards and annual discretionary bonus plans.
Tax Considerations. The Compensation Committee considers certain tax implications when designing our executive compensation programs and certain specific awards. However, the Compensation Committee believes that stockholders’ interests may best be served by offering compensation that is not fully deductible, where appropriate, to attract, retain and motivate talented executives. Accordingly, the Compensation Committee and the Board may approve compensation arrangements that do not qualify for income tax deductibility.
Hedging Policy
It is the Company’s policy that its directors, officers and employees, as well as certain contractors and consultants, may not engage in hedging activities with respect to the Company’s securities at any time. Such activities include short sales (a sale of securities that are not owned by the seller at the time of the sale), including short sales against the box; buying or selling puts or calls; and frequent trading (for example, daily or weekly) to take advantage of fluctuations in stock prices.
Insider Trading Policy and Timing of Equity Awards
The Company has an insider trading policy applicable to directors, officers and employees, as well as certain contractors and consultants ("Covered Individuals"). The policy prohibits any Covered Individual, as well as any family member of any Covered Individual, from engaging in transactions involving the purchase or sale of the Company’s securities while having access to material nonpublic information, as well as from trading in the securities of other companies with which the Company does business while in possession of material nonpublic information about such company or its securities. The Company's insider trading policy provides for trading windows and has a pre-clearance process prior to the trade of the Company's securities. Additionally, the policy confirms that the Company will not engage in transactions in its securities in violation of applicable securities laws. Additionally, the policy confirms that the Company will not engage in transactions in its securities in violation of applicable securities laws. The Company believes that its insider trading policy is reasonably designed to promote compliance with insider trading laws, rules and regulations and listing standards applicable to the Company. A copy of the Company's insider trading policy was filed as Exhibit 19.1 to our 2024 annual report on Form 10-K.
Generally, our Board or Compensation Committee does not approve grants of equity awards during a blackout period and does not take material nonpublic information into account when determining the timing and terms of such an award. Further, we do not have a policy or practice of timing the disclosure of material nonpublic information for the purpose of affecting the value of executive compensation. As noted herein, the Company does not current grant stock options to its executive officers, although it does award stock options to its directors as part of the director compensation program, as discussed in "Director Compensation" above.
Our Board or Compensation Committee does not grant equity awards in anticipation of the release of material nonpublic information and the timing of filings of material nonpublic information is not based on equity award grant dates.

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Clawback Policy
In accordance with SEC Rule 10D-1 and Nasdaq rules, the Board adopted a clawback policy (the "Clawback Policy"). The Clawback Policy provides for the recovery of erroneously awarded compensation paid to the Company's executive officers in the event of a restatement of the Company's financial statements. In additional to the recovery required by the SEC rules and Nasdaq, our Clawback Policy also permits our Board to recoup certain incentive compensation paid to an executive officer who has engaged in certain improper misconduct or was awarded compensation, for other than Company performance, achieved without merit, as described in the Clawback Policy.
Compensation Committee Report for 2024
The undersigned comprise the members of the Compensation Committee of the Board. The Compensation Committee has reviewed and discussed the Compensation Discussion and Analysis presented above with the Company’s management. Based upon that review and those discussions, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement.
James Monroe III, Chair
Benjamin G. Wolff

32 / Globalstar Proxy Statement 2025

Executive Officers and Compensation /
2024 Summary Compensation Table
The table below summarizes for 2024, 2023 and 2022 the compensation of our NEOs.
Mr. Monroe did not receive any compensation during 2022 through 2024 for his service as an executive officer of the Company; therefore, he is not included in the table below. His compensation is reflected in the Director Compensation table above. In addition, Dr. Jacobs received certain compensation for his service as a director, which is also reflected in the Director Compensation table. During the periods presented, the Company's executive compensation program did not include awards of stock options or non-equity incentive plan compensation to the executives in the table below. The Company does not have a pension plan or non-qualified deferred compensation plan.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)(1)	All Other Compensation ($)(2)	Total ($)

Dr. Paul E. Jacobs(3) Chief Executive Officer	2024	500,000	200,000	300,000	9,445	1,009,445
	2023	142,308	—	36,075,405	3,749	36,221,462
Rebecca S. Clary Vice President and Chief Financial Officer	2024	330,414	95,000	280,000	10,766	716,180
	2023	314,155	—	321,401	56,909	692,465
	2022	330,690	7,000	1,565,401	7,971	1,911,062
L. Barbee Ponder IV General Counsel and Vice President of Regulatory Affairs	2024	326,641	10,000	362,789	5,663	705,093
	2023	311,086	—	369,200	54,414	734,700
	2022	342,481	7,000	1,264,400	4,133	1,618,014
1.Represents the aggregate grant date fair value computed consistent with FASB ASC Topic 718. The fair value of performance-based vesting conditions reflects the fair value of the award at the grant date based on the probable outcome of the performance condition. For further discussion of our accounting policies for stock-based compensation and assumptions used in calculating the grant date fair value of stock-based compensation awards, see Note 15 to the Consolidated Financial Statements in our 2024 Annual Report on Form 10-K. The actual amount of compensation realized, if any, for option awards may differ from the amounts presented in the table.
Each NEO, excluding Mr. Monroe, earned a bonus related to the 2024 financial performance of Globalstar. As disclosed in the Compensation, Discussion and Analysis section above, these bonuses were paid in the form of Globalstar stock in March 2025 and are included in the Stock Awards columns above.
2.Consists of matching contributions to 401(k) Plan and life insurance premiums.
3.Dr. Jacobs joined the Company as its Chief Executive Officer in August 2023. Accordingly, no compensation is reported for him for 2022.

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Equity Compensation
The following table sets forth certain information with respect to each equity award and award opportunity issued to the NEOs during 2024 as compensation for services as an executive. All equity awards are granted pursuant to our 2006 Equity Incentive Plan. See “Compensation, Discussion and Analysis - Elements of Compensation” for an explanation of the terms of these awards. In connection with his service as an executive officer of the Company, Mr. Monroe did not receive equity awards during 2024 and is not included in the table below, although the equity awards he received in connection with his service as a director are reflected in the Director Compensation table above. In addition, Dr. Jacobs received certain equity awards in connection with his service as a director, which are also reflected in the Director Compensation table. None of the NEOs had grants of non-equity incentive plan awards.
2024 Grants of Plan-Based Awards

Name	Grant Date	All Other Stock Awards: Number of Shares of Stock Or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)

Dr. Paul E. Jacobs	3/5/2024	8,521	170,000	(1)
Rebecca S. Clary	3/5/2024	7,268	145,000	(1)
	12/27/2024	5,426	175,000	(2)
L. Barbee Ponder IV	3/5/2024	5,012	100,000	(1)
	12/6/2024	5,333	176,789	(3)
	12/27/2024	5,426	175,000	(2)
1.The Company's stock price on the date of the grant was $19.95. Represents bonus payments earned related to 2023 performance and granted in the form of restricted stock awards in March 2024. These awards vested immediately.
2.Represents restricted stock award granted pursuant to our 2006 Equity Incentive Plan. The Company's stock price on the date of the grant was $32.25. Awards vest one-half in December 2025 and one-half in December 2026.
3.Represents restricted stock award granted pursuant to our 2006 Equity Incentive Plan in connection with the Terrestrial Spectrum Authority Stock Grant program discussed in the CD&A. The Company's stock price on the date of the grant was $33.15 and the award vested immediately.

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Executive Officers and Compensation /
Outstanding Equity Awards at 2024 Fiscal Year-End
The following table reports, on an award-by-award basis, each outstanding equity award held by NEOs on December 31, 2024. In connection with his service as an executive officer of the Company, Mr. Monroe does not have any outstanding equity awards at 2024 fiscal year-end and is not included in the table below. In addition, the outstanding equity awards received by Mr. Monroe and Dr. Jacobs for their service as directors are reflected in the Director Compensation section above.

		Stock Awards
Name	Grant Date	Number of Shares or Units of Stock That Have Not Vested (#) (2)	Market Value of Shares or Units of Stock That Have Not Vested ($) (1)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested ($) (1)

Dr. Paul E. Jacobs(3)	9/25/2023	—	—	2,694,599	83,667,299
Rebecca S. Clary	11/15/2022	33,333	1,034,990	—	—
	12/7/2023	2,668	82,841	—	—
	12/27/2024	5,426	168,477	—	—
L. Barbee Ponder IV	11/15/2022	20,000	621,000
	12/7/2023	2,668	82,841	—	—
	12/27/2024	5,426	168,477	—	—
1.Market value for shares of unvested restricted stock and unearned equity-based incentive plan holdings is equal to the product of the closing price of the Company’s stock at December 31, 2024 of $31.05 and the number of unvested restricted shares or units of stock or the number of unearned equity-based incentive plan awards, as applicable.
2.Awards are granted pursuant to our 2006 Equity Incentive Plan and vest over different periods. Refer to table above "2024 Grants of Plan-Based Awards" for vesting terms of all options and stock awards granted during 2024.
3.All amounts in the table above consist of restricted stock units which may vest at any time during a four-year period from the date of grant based on the achievement of certain sustained stock price targets between $30.00 and $150.00.

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2024 Option Exercises and Stock Vested
The following table sets forth certain information regarding stock awards that vested during 2024 for the NEOs. In connection with his service as an executive officer of the Company, Mr. Monroe did not exercise any options or have any restricted stock vest during 2024; therefore, he is not included in the table below. In his capacity as a director, Dr. Jacobs was granted restricted stock awards and options to purchase shares of the Company's common stock; certain of these restricted stock awards vested during 2024 and Dr. Jacobs did not exercise any of these options during 2024. Refer to the Director Compensation table above for more discussion of equity compensation granted to Mr. Monroe and Dr. Jacobs.

	Option Awards		Stock Awards
Name	Number of Shares Acquired on Exercise (#)	Value Realized on Exercise ($) (1)	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($) (2)

Dr. Paul E. Jacobs	—	—	8,521	170,000
Rebecca S. Clary	—	—	12,602	321,822
L. Barbee Ponder IV	—	—	15,679	453,611
1.The value realized upon exercise represents the excess of the market price of the underlying securities on the date of exercise and the exercise price of the options.
2.The aggregate market value realized upon the vesting of restricted stock awards represents the aggregate market value of Globalstar common stock on the vesting date, which was determined using the closing price on the vesting date, or if such day is a weekend or holiday, on the immediately preceding trading day.
Payments Upon Termination or Change in Control
Jacobs Employment Agreement
Dr. Jacobs is employed under an amended and restated employment agreement between Globalstar and Dr. Jacobs. There is no termination date in the agreement, and employment may be terminated by the Company or Dr. Jacobs under customary circumstances. The employment agreement provides for payment of base salary and an initial equity grant (as discussed in Compensation, Discussion and Analysis above) as well as the ability to earn an annual bonus. Dr. Jacobs is also entitled to participate in the Company's benefit plans. Upon termination of employment, Dr. Jacobs shall be entitled to receive all earned but unpaid base salary, vested benefits, and any unpaid business expenses. Upon certain termination conditions, not including a change of control, unvested restricted stock units may continue to vest for a period of two years. Upon termination in connection with a change of control, Dr. Jacobs will receive a final measurement treatment of any vested restricted stock units, meaning that the vesting of Dr. Jacobs’ restricted stock units will be measured based on the stock price vesting requirements at the time of the change of control, and all restricted stock units that remain unvested after this measurement will be forfeited.
Payments Upon Termination or Change of Control: Dr. Jacobs, Ms. Clary and Mr. Ponder
Other than agreements with respect to compensation, we have not entered into employment agreements with our executive officers, other than Dr. Jacobs. Voluntary termination of employment or retirement would not result in any payments to Ms. Clary or Mr. Ponder beyond the amounts each would be entitled to receive under our retirement plan. We pay life insurance premiums for all U.S.-based employees that will be paid (based on a multiple of salary) to the employee’s beneficiary upon death.
Severance payments may be paid to eligible U.S.-based employees if an employee is terminated due to a reduction in workforce and upon the employee’s execution of a release of claims. Under this plan, Ms. Clary and Mr. Ponder would receive a lump sum payment equal to six to eight weeks' base salary. Other severance, if any, is determined at the time of dismissal and is subject to negotiation.

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Executive Officers and Compensation /
Under the Plan, if a participant dies, becomes disabled or is terminated for cause, unvested awards are forfeited. For vested option awards, the participant or his survivor generally has 12 months to exercise. If a participant is terminated for cause, all unexercised vested options also are forfeited. If a change in control occurs, any unvested options or restricted shares outstanding would vest immediately. A change in control occurs upon: (1) a person or group (other than us, an existing controlling stockholder, or a trustee for an employee benefit plan) acquiring beneficial ownership of 50% or more of the voting power in the election of directors; (2) upon merger or consolidation; (3) a sale of all or substantially all of our assets; or (4) the sale or exchange by the stockholders of more than 50% of our voting stock; provided however, that a change in control is not deemed to have occurred if the majority of the board of directors of the surviving company is comprised of our directors. The Compensation Committee, in its discretion, also may take other actions to provide for the acceleration of the exercisability or vesting of other awards under the Plan prior to, upon or following a change in control.
The following table shows the amount of potential payments to the NEOs under the listed events, based on the assumption that the triggering event took place on December 31, 2024. In connection with his service as an executive officer of the Company, Mr. Monroe did not receive any compensation nor does Mr. Monroe have any outstanding equity awards at 2024 fiscal year-end, and therefore he is not reflected in the table below. There are no unvested stock options for Messrs. Jacobs and Ponder or Ms. Clary, and therefore amounts are not reflected in the table below.

	Dr. Jacobs ($)	Ms. Clary ($)	Mr. Ponder ($)

Death
Insurance proceeds	700,000	663,000	655,000
Termination – Reduction in Workforce
Severance	57,692	50,833	50,252
Change in Control
Immediate Vesting of Unvested Restricted Stock Awards	83,667,299	1,286,319	872,319

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Equity Compensation Plan Information
The following table provides information as of December 31, 2024 regarding the number of shares of our common stock that may be issued under our equity compensation plans.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (#) (a)		Weighted-average exercise price of outstanding options, warrants and rights ($)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (#)

Equity compensation plans approved by security holders	3,971,571	(1)	17.98	(2)	—	(3)
Equity compensation plans not approved by security holders	—		—		—
Total	3,971,571	(1)	17.98	(2)	—	(3)
1.Consists of unvested restricted stock awards, unvested restricted stock units and unexercised stock options. Also includes 3.0 million unvested restricted stock units that may vest upon achievement of sustained stock price targets between $30.00 and $150.00 over a four-year period.
2.Restricted stock awards and restricted stock units do not have an exercise price; therefore, this column only reflects the weighted-average exercise price of outstanding stock options.
3.Reflects shares available for grant under our ESPP as of December 31, 2024. As of December 31, 2024, there were no remaining shares of our common stock reserved for future issuance under our 2006 Equity Incentive Plan. In February 2025, our Board authorized an additional 2.5 million shares to be reserved for future issuance under our 2006 Equity Incentive Plan.

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Executive Officers and Compensation /
Pay Versus Performance
As required by Section 953(a) of the Dodd-Frank Wall Street Reform and Consumer Protection Act and Item 402(v) of Regulation S-K, we are providing the following information about the relationship between executive compensation actually paid and certain financial performance of the Company. For further information concerning the Company’s variable pay-for-performance philosophy and how we align executive compensation with the Company's performance, refer to "Executive Officers and Compensation - Compensation Discussion and Analysis."

Year	Summary compensation table total for PEO(1)		Compensation actually paid to PEO(2)		Average summary compensation table total for non-PEO NEOs ($) (3)	Average compensation actually paid to non-PEO NEOs ($) (4)	Value of initial fixed $100 investment based on:		Net Loss ($) (7)	Adjusted EBITDA ($) (8)
	David B. Kagan ($)	Dr. Paul E. Jacobs ($)	David B. Kagan ($)	Dr. Paul E. Jacobs ($)			Total shareholder return (TSR) ($) (5)	Peer group TSR ($) (6)

2024	—	1,009,445	—	1,894,789	710,637	847,411	398.08	119.33	(63,164,000)	134,341,000
2023	1,557,215	36,221,461	507,156	54,143,331	713,583	939,058	373.08	107.36	(24,718,000)	116,717,000
2022	1,892,166	—	1,250,965	—	1,764,537	1,277,946	255.77	95.61	(256,915,000)	57,396,000
2021	871,997	—	4,318,956	—	595,857	952,036	223.08	127.87	(112,625,000)	38,711,000
2020	727,937	—	145,209	—	580,343	375,332	65.38	122.04	(109,639,000)	42,158,000
1.Dr. Paul E. Jacobs became our Chief Executive Officer in August 2023. David B. Kagan was our Chief Executive Officer from September 2018 through August 2023. The dollar amounts reported are the amounts of total compensation reported for Dr. Jacobs and Mr. Kagan for each corresponding year in the “Total” column of the Summary Compensation Table. Refer to Executive Compensation – Summary Compensation Table.
2.The dollar amounts reported represent the amount of “compensation actually paid” to Dr. Jacobs and Mr. Kagan, as calculated in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual amount of compensation earned or paid to Dr. Jacobs and Mr. Kagan during the applicable year. These amounts reflect the Summary Compensation Table Total with certain adjustments as described below. Neither Dr. Jacobs nor Mr. Kagan have pension benefits; therefore, columns reporting Change in Actuarial Value of Pension Benefits and Pension Benefit Adjustments are omitted. Dr. Jacobs was appointed as Chief Executive Officer in August 2023; accordingly amounts prior to 2023 are not shown below.

Year	Summary compensation table total for Dr. Paul E. Jacobs ($)	Reported Value of Equity Awards for Dr. Paul E. Jacobs ($) (a)	Equity Award Adjustments for Dr. Paul E. Jacobs ($) (b)	Compensation actually paid to Dr. Paul E. Jacobs ($)

2024	1,009,445	(300,000)	1,185,344	1,894,789
2023	36,221,461	(36,075,405)	53,997,274	54,143,331

Year	Summary compensation table total for David B. Kagan ($)	Reported Value of Equity Awards for David B. Kagan ($) (a)	Equity Award Adjustments for David B. Kagan ($) (b)	Compensation actually paid to David B. Kagan ($)

2024	—	—	—	—
2023	1,557,215	(1,131,681)	81,622	507,156
2022	1,892,166	(1,330,400)	689,199	1,250,965
2021	871,997	(165,600)	3,612,559	4,318,956
2020	727,937	(182,359)	(400,369)	145,209
a.The grant date fair value of equity awards represents the total of the amounts reported in the “Stock Awards” and “Option Awards” columns in the Summary Compensation Table for the applicable year.

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b.The equity award adjustments for each applicable year include the addition (or subtraction, as applicable) of the following to the extent applicable: (i) the year-end fair value of any equity awards granted in the applicable year that are outstanding and unvested as of the end of the year; (ii) the amount of change as of the end of the applicable year (from the end of the prior fiscal year) in fair value of any awards granted in prior years that are outstanding and unvested as of the end of the applicable year; (iii) for awards that are granted and vest in the same applicable year, the fair value as of the vesting date; and (iv) for awards granted in prior years that vest in the applicable year, the amount equal to the change as of the vesting date (from the end of the prior fiscal year) in fair value. The valuation assumptions used to calculate fair values did not materially differ from those disclosed at the time of grant.
The amounts deducted or added in calculating the equity award adjustments are set forth below. Columns reporting fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year and value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation are omitted, because they are not applicable.

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Dr. Paul E. Jacobs ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Dr. Paul E. Jacobs ($)	Change in Fair Value of Equity Awards Granted and Vested in the same Covered Year for Dr. Paul E. Jacobs ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Dr. Paul E. Jacobs ($)	Total - Inclusion of Equity Values for Dr. Paul E. Jacobs ($)

2024	—	1,015,344	170,000	—	1,185,344
2023	53,997,274	—	—	—	53,997,274

Year	Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for David B. Kagan ($)	Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for David B. Kagan ($)	Change in Fair Value of Equity Awards Granted and Vested in the same Covered Year for David B. Kagan ($)	Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for David B. Kagan ($)	Total - Inclusion of Equity Values for David B. Kagan ($)

2024	—	—	—	—	—
2023	—	98,075	120,000	(136,453)	81,622
2022	203,940	310,726	—	174,533	689,199
2021	139,200	1,852,132	144,999	1,476,228	3,612,559
2020	27,201	(409,926)	130,992	(148,636)	(400,369)
3.The dollar amounts reported represent the average of the amounts reported for the Company’s named executive officers (NEOs) as a group (excluding Dr. Jacobs and Mr. Kagan) in the “Total” column of the Summary Compensation Table in each applicable year. The names of each of the NEOs (excluding Dr. Jacobs and Mr. Kagan) included for purposes of calculating the average amounts in each of 2024, 2023, 2022, 2021 and 2020 are as follows: Rebecca S. Clary, Vice President and Chief Financial Officer, and L. Barbee Ponder IV, Vice President of Regulatory Affairs and General Counsel. As discussed in this proxy statement, Mr. Monroe did not receive any compensation during 2020 through 2024 for his service as an executive officer of the Company; therefore, he is not included.

40 / Globalstar Proxy Statement 2025

Executive Officers and Compensation /
4.The dollar amounts reported represent the average amount of “compensation actually paid” to the NEOs as a group (excluding Dr. Jacobs and Mr. Kagan), as computed in accordance with Item 402(v) of Regulation S-K. The dollar amounts do not reflect the actual average amount of compensation earned by or paid to the NEOs as a group (excluding Dr. Jacobs and Mr. Kagan) during the applicable year. In accordance with the requirements of Item 402(v) of Regulation S-K, the following adjustments were made to average total compensation for the NEOs as a group (excluding Dr. Jacobs and Mr. Kagan) for each year to determine the compensation actually paid, using the same methodology described above in Note 2. The NEOs do not have pension benefits; therefore, columns reporting Change in Actuarial Value of Pension Benefits and Pension Benefit Adjustments are omitted.

Year	Average summary compensation table total for non-PEO NEOs ($)	Reported Value of Equity Awards for non-PEO NEOs ($)	Equity Award Adjustments for non-PEO NEOs ($) (a)	Average compensation actually paid to non-PEO NEOs ($)

2024	710,637	(321,395)	458,169	847,411
2023	713,583	(345,301)	570,776	939,058
2022	1,764,537	(1,414,900)	928,309	1,277,946
2021	595,857	(216,400)	572,579	952,036
2020	580,343	(267,973)	62,962	375,332
a.The amounts deducted or added in calculating the equity award adjustments are set forth below. Columns reporting fair value at the end of the prior year of equity awards that failed to meet vesting conditions in the year and value of dividends or other earnings paid on stock or option awards not otherwise reflected in fair value or total compensation are omitted, because they are not applicable.

Year	Average Year-End Fair Value of Equity Awards Granted During Year That Remained Unvested as of Last Day of Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Last Day of Year of Unvested Equity Awards for Non-PEO NEOs ($)	Average Change in Fair Value of Equity Awards Granted and Vested in the same Covered Year for Non-PEO NEOs ($)	Average Change in Fair Value from Last Day of Prior Year to Vesting Date of Unvested Equity Awards that Vested During Year for Non-PEO NEOs ($)	Total - Average Inclusion of Equity Values for Non-PEO NEOs ($)

2024	168,477	57,202	210,887	21,603	458,169
2023	155,208	223,673	177,194	14,701	570,776
2022	724,856	(7,629)	40,000	171,082	928,309
2021	139,200	118,139	93,300	221,940	572,579
2020	55,536	(17,090)	170,481	(145,965)	62,962
5.Cumulative TSR is calculated by dividing the difference between the Company’s share price at the end and the beginning of the measurement period by the Company’s share price at the beginning of the measurement period. TSR is determined based on the value of an initial fixed investment of $100.
6.The peer group used for this purpose is the Nasdaq Telecommunications index.
7.The dollar amounts reported represent the amount of net loss reflected in the Company’s audited financial statements for the applicable year.
8.Adjusted EBITDA is a non-GAAP measure defined as GAAP net income (loss) before interest, income taxes, depreciation, amortization, accretion and derivative (gains)/losses. Adjusted EBITDA excludes non-cash compensation expense, reduction in the value of assets, foreign exchange (gains)/losses, and certain other non-cash or non-recurring charges as applicable. We have determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance.

Globalstar Proxy Statement 2025 / 41

/ Executive Officers and Compensation
Description of Relationship Between Compensation Actually Paid to the PEOs and Average of Compensation Actually Paid to Non-PEOs and Company Cumulative Total Shareholder Return (TSR)
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our cumulative TSR for the five most recently completed fiscal years. In 2023, we had two PEOs, Dr. Jacobs and Mr. Kagan, as shown in the table above, and the graph below shows the sum of the compensation actually paid to both PEOs for 2023. A significant portion of the compensation actually paid to our NEOs is comprised of equity awards with the long-term intention of such compensation directly correlated with the value of Globalstar common stock, which we believe aligns compensation actually paid and Globalstar's cumulative TSR.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus TSR
$60,000
$50,000
$40,000
$30,000
$20,000
$10,000
$—
Compensation Actually Paid ($ Thousands)
800
600
400
200
0
Company TSR (FYE 2019 Indexed to $100)
$54,650
100
223.08
255.77
373.08
398.08
$145
$375
$4,319
$952
$1,251
$1,278
$939
$1,895
$847
2020
2021
2022
2023
2024
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Globalstar TSR

42 / Globalstar Proxy Statement 2025

Executive Officers and Compensation /
Description of Relationship Between Compensation Actually Paid to the PEO and Average of Compensation Actually Paid to Non-PEO NEOs and Company Net Loss
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our Non-PEO NEOs, and our Net Loss during the five most recently completed fiscal years.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Net Loss ($ Thousands)
Compensation Actually Paid ($ Thousands)
Globalstar Net Loss ($ Thousands)
$60,000
$40,000
$20,000
$—
$0
-$100,000
-$200,000
-$300,000
-$400,000
$(109,639)
$(112,625)
$(256,915)
$(24,718)
$(63,164)
$54,650
$145
$375
$4,319
$952
$1,251
$1,278
$939
$1,895
$847
2020
2021
2022
2023
2024
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Net Loss

Globalstar Proxy Statement 2025 / 43

/ Executive Officers and Compensation
Description of Relationship Between Compensation Actually Paid to the PEO and Average of Compensation Actually Paid to Non-PEO NEOs and Adjusted EBITDA
The following chart sets forth the relationship between Compensation Actually Paid to our PEOs, the average of Compensation Actually Paid to our other NEOs, and our Adjusted EBITDA for the five most recently completed fiscal years. As described above, Adjusted EBITDA is defined as GAAP net income (loss) before interest, income taxes, depreciation, amortization, accretion and derivative (gains)/losses. Adjusted EBITDA excludes non-cash compensation expense, reduction in the value of assets, foreign exchange (gains)/losses, and certain other non-cash or non-recurring charges as applicable. We have determined that Adjusted EBITDA is the financial performance measure that, in the Company’s assessment, represents the most important performance measure (not otherwise required to be disclosed in the table) used by the Company to link compensation actually paid to the Company’s NEOs, for the most recently completed fiscal year, to Company performance. Under the Company’s annual bonus plan, which is designed to reward NEOs’ efforts to meet and exceed the Company's financial performance goals, the Company used Adjusted EBITDA when determining the bonus pool available for distribution to the NEOs during the fiscal year. As described in more detail in the section “Executive Officers and Compensation – Compensation Discussion and Analysis,” for each 1% of Adjusted EBITDA above or below the plan year target Adjusted EBITDA, adjustments are made to either increase or decrease the bonus distribution.

PEO and Average Non-PEO NEO Compensation Actually Paid Versus Adjusted EBITDA ($ Thousands)
$60,000
$40,000
$20,000
$—
Compensation Actually Paid ($ Thousands)
$140,000
$120,000
$100,000
$80,000
$60,000
$40,000
$20,000
Globalstar Adjusted EBITDA ($ Thousands)
$42,158
$38,711
$57,396
$116,717
$134,341
$145
$375
$4,319
$952
$1,251
$1,278
$54,650
$939
$1,895
$847
2020
2021
2022
2023
2024
PEO Compensation Actually Paid
Average Non-PEO NEO Compensation Actually Paid
Globalstar Adjusted EBITDA

44 / Globalstar Proxy Statement 2025

Executive Officers and Compensation /
Description of Relationship Between Company TSR and Peer Group TSR
The following chart compares our cumulative TSR over the five most recently completed fiscal years to that of the Nasdaq Telecommunications Index over the same period.

Comparison of Cumulative TSR of Globalstar and the Nasdaq Telecom Index
TSR (FYE 2019 indexed to $100)
500
400
300
200
100
0
2020
2021
2022
2023
2024
100
223.08
255.77
373.08
398.08
127.87
95.61
107.36
119.33
Globalstar, Inc.
Nasdaq Telecommunications Index - TSR

Tabular List of Most Important Financial Performance Measures
The following table presents the financial and non-financial performance measures that the Company considers to have been the most important in linking compensation actually paid to our PEO and other NEOs for 2024 to Company performance. The measures in this table are not ranked. Adjusted EBITDA was the sole financial performance measure that is used by the Company to link compensation actually paid to the NEOs, for the most recently completed fiscal year, to Company performance.
The Company also used non-financial performance measures (i.e., performance measures other than those that fall within the definition of financial performance measures) to link compensation actually paid to the NEOs, for the most recently completed fiscal year, to Company performance. The Company determined that specific goal achievements and individual performance achievements, both non-financial performance measures, are among its three most important performance measures.

Most Important Financial Performance Measures	Nature	Explanation

Adjusted EBITDA	Financial measure
A non-GAAP measure defined as earnings before interest, income taxes, depreciation, amortization, accretion and derivative (gains)/losses. Adjusted EBITDA excludes non-cash compensation expense, reduction in the value of assets, foreign exchange (gains)/losses, and certain other non-cash or non-recurring charges as applicable.

Specific Goal Achievements	Financial measure	Obtaining predetermined financial goals or benchmarks for individual NEOs.
Performance Achievements	Non-financial measure	Obtaining predetermined non-financial goals or benchmarks for individual NEOs.

Globalstar Proxy Statement 2025 / 45

/ Executive Officers and Compensation
2024 Pay Ratio
The Dodd-Frank Act requires that we disclose the ratio of annual total compensation of our CEO to the annual total compensation of the median employee of Globalstar.
For 2024, the total compensation for the median employee of Globalstar was $99,212. Dr Jacobs' total compensation for 2024, based on his total compensation as CEO, was $1,009,445. As such, our CEO pay ratio for 2024 was 1 to 10.
The median employee was identified by reviewing the total cash base salary for all Globalstar employees, including its consolidated subsidiaries, on December 31, 2024. As of this date, we employed 389 individuals in fifteen countries. Any salaries denominated in foreign currencies were translated to U.S. dollars at the corresponding exchange rate as of December 31, 2024. All of the Company's full-time and part-time employees were included in the calculation and adjustments were made to annualize cash compensation for any employees not employed by Globalstar for the entire year. Dr. Jacobs was excluded from the calculation of median employee for purposes of this determination.
After identifying the median employee based on the criteria described above, the total compensation for this employee was calculated using the same methodology that was used in the 2024 Summary Compensation Table. Total compensation during 2024 for this employee includes base salary, accrued vacation as of December 31, 2024, an equity award, matching contributions to the Company's 401(k) plan and premiums paid by Globalstar for life insurance. This employee was not granted a cash bonus during 2024.

46 / Globalstar Proxy Statement 2025

Security Ownership of Principal Stockholders and Management /
Security Ownership of Principal Stockholders and Management
The following table shows the number of shares of our common stock beneficially owned as of the Record Date by (i) each of our current directors, each of our NEOs and by all of our current directors and executive officers as a group and (ii) all the persons who were known to be beneficial owners of five percent or more of our common stock, which is our only voting securities, on the Record Date based upon 126,582,094 shares of our common stock outstanding as of the Record Date. Holders of our common stock are entitled to one vote per share.

	Amount and Nature of Beneficial Ownership
	Common Stock
Name of Beneficial Owner(1)	Shares (#)	Percent of Class (%)

James Monroe III(2) FL Investment Holdings, LLC Thermo Funding Company, LLC Thermo Funding II LLC Globalstar Satellite, L.P. Monroe Irr. Educational Trust Thermo Properties II LLC James Monroe III Grantor Trust Thermo Investments LP Thermo XCOM LLC	74,089,585	59%
Dr. Paul E. Jacobs(3) The Paul Eric Jacobs Trust Virewirx, Inc.	1,336,794	1%
James F. Lynch(4) Thermo Investments II LLC	878,290	*
Timothy E. Taylor(5) Thermo Investments III LLC	571,826	*
L. Barbee Ponder	115,245	*
Rebecca S. Clary	59,859	*
William A. Hasler(6)	56,573	*
Keith O. Cowan(7)	52,773	*
Benjamin G. Wolff(7)	51,853	*
All current directors and current executive officers as a group (9 persons)(1)(2)(3)(4)(5)(6)(7)	77,212,798	61%
*Less than 1% of outstanding shares.
1.“Beneficial ownership” is a technical term broadly defined by the SEC to mean more than ownership in the usual sense. Stock is “beneficially owned” if a person has or shares the power to (a) vote or direct its vote or (b) sell or direct its sale, even if the person has no financial interest in the stock. Also, stock that a person has the right to acquire, such as through the exercise of options or warrants, within sixty (60) days of the Record Date is considered to be “beneficially owned.” These shares are deemed to be outstanding and beneficially owned by the person holding the derivative security for the purpose of computing the percentage ownership of that person, but they are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Unless otherwise noted, each person has full voting and investment power over the stock listed.

Globalstar Proxy Statement 2025 / 47

/ Security Ownership of Principal Stockholders and Management
2.The address of Mr. Monroe, FL Investment Holdings, LLC, Thermo Funding Company, LLC, Thermo Funding II LLC, Globalstar Satellite, L.P., Monroe Irr. Educational Trust, James Monroe III Grantor Trust, Thermo Investments LP, Thermo Properties II, LLC and Thermo XCOM LLC is 1735 Nineteenth Street, Denver, CO 80202.

This number includes 42,717 shares held by FL Investment Holdings, LLC, 13,142,665 held by Thermo Funding Company, LLC, 58,708,075 shares held by Thermo Funding II LLC, 947,273 shares held by Thermo Properties II, LLC, 41,237 shares held by Globalstar Satellite, L.P. 200,000 held by the Monroe Irr. Educational Trust, 1,956 held by James Monroe III Grantor Trust, 13,347 held by Thermo Investments LP and 580,550 held by Thermo XCOM LLC. Mr. Monroe controls, either directly or indirectly, each of FL Investment Holdings, Thermo Funding Company, LLC, Thermo Funding II LLC, Globalstar Satellite, L.P. Monroe Irr. Educational Trust, Thermo Properties II, LLC, James Monroe III Grantor Trust, Thermo Investments LP and Thermo XCOM LLC, and, therefore, is deemed the beneficial owner of the common stock held by these entities. Mr. Monroe also individually owns 45,100 shares and may acquire 33,333 shares of common stock upon the exercise of currently exercisable stock options.

Additionally, this number includes 333,334 shares that may be issued to Thermo Funding II LLC upon exercise of the warrant issued in connection with Thermo's guarantee of the Funding Agreements as described more fully in the Company's 2024 Annual Report on Form 10-K. This number does not include the right to purchase 333,334 shares under the warrant that may vest if and when Thermo advances aggregate funds of $25.0 million or more to us or a permitted third party pursuant to the terms of Thermo's guarantee. To the extent Thermo is required to advance amounts under the guarantee, the Company is required to issue shares of Common Stock of the Company in respect of such advance in an amount equal to the amount of such payment divided by the average of the volume weighted average price of the Company’s common stock on the five trading days immediately preceding such payment.
3.This number includes 1,116,399 shares held by The Paul Eric Jacobs Trust, 209,545 share held by Virewirx, Inc. and 10,850 shares individually owned by Dr. Jacobs.
4.Includes 66,663 shares of common stock that he may acquire upon the exercise of currently exercisable stock options and 822,714 shares held by Thermo Investments II LLC.
5.Includes 35,997 shares of common stock that he may acquire upon the exercise of currently exercisable stock options and 372,910 shares held by Thermo Investments III LLC.
6.Includes 86,663 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.
7.Includes 33,330 shares of common stock that he may acquire upon the exercise of currently exercisable stock options.

48 / Globalstar Proxy Statement 2025

Related Person Transactions /
Related Person Transactions
Review of Transactions
The Board has adopted a Related Person Transactions Policy with respect to transactions in which we participate and related persons have a material interest. Related persons include our executive officers, directors, director nominees, beneficial owners of 10% or more of our common stock and immediate family members of these persons. Pursuant to the policy, the Audit Committee considers and approves or disapproves related person transactions pursuant to Item 404 of Regulation S-K. Certain related person transactions have been deemed pre-approved by the Audit Committee and do not require any other approval under the policy. If an Audit Committee member or his or her family member is involved in a related person transaction, the member will not participate in the approval or ratification of the transaction. In instances where it is not practicable or desirable to wait until the next meeting of the Audit Committee for review of a related person transaction, the policy grants to the Chair of the Audit Committee (or, if the Chair or his or her family member is involved in the related person transaction, any other member of the Audit Committee) delegated authority to act between Audit Committee meetings for these purposes. A report of any action taken pursuant to delegated authority must be made at the next Audit Committee meeting.
For the Audit Committee to approve a related person transaction, it must be satisfied that it has been fully informed of the interests, relationships and actual or potential conflicts present in the transaction and must believe that the transaction is fair to the Company. The Audit Committee also must believe, if necessary, that we have developed a plan to manage any actual or potential conflicts of interest. The Audit Committee may ratify a related person transaction that did not receive pre-approval if it determines that there is a compelling business or legal reason for the Company to continue with the transaction, the transaction is fair to the Company and the failure to comply with the policy's pre-approval requirements was not due to fraud or deceit.
Our Certificate of Incorporation and Bylaws provide that as long as Thermo and its affiliates beneficially own at least 45% of the Company’s common stock, subject to certain exceptions, approval by a majority of shares held by stockholders other than Thermo and its affiliates is required for any related-party transaction between the Company and Thermo and its affiliates. Certain related party transactions involving Thermo and its affiliates are also subject to review by the Strategic Review Committee or to the approval of our stockholders. Please see “Strategic Review Committee” under the heading “Information about the Board and Its Committees" above.
Reportable Related Party Transactions and Compensation Committee Interlocks and Insider Participation
Transactions with Thermo
We have an understanding with Thermo that we will reimburse Thermo for expenses incurred by Messrs. Monroe, Lynch and Taylor and any other Thermo employee in connection with their services to us, including third-party out-of-pocket temporary living expenses while at our offices or traveling on our business (with no mark-up). For the year ended December 31, 2024, we recorded approximately $75,000 for general and administrative expenses incurred by Thermo on our behalf. We also recorded approximately $157,000 for services provided to us by an officer of Thermo that was accounted for as a non-cash contribution to capital and paid approximately $621,000 for services provided by other consultants and Thermo employees. No other fees, except those described above or under “Director Compensation,” are paid to Thermo or its employees for services.

Globalstar Proxy Statement 2025 / 49

/ Related Person Transactions
Lease Agreement with Thermo Covington, LLC and Land Purchase
We have a lease agreement with Thermo Covington, LLC for our headquarters office for a term of ten years. Annual lease payments increase at a rate of 2.5% per year. The lease term is ten years and scheduled to expire in January 2029. For the year ended December 31, 2024, we made payments totaling $1.6 million associated with this lease agreement.
During 2024, we purchased land with a value of $500,000 from Thermo Development, Inc. This land was purchased at cost and is used for a gateway location.
Perpetual Preferred Stock Held by Thermo
Thermo holds shares of the Company's Series A Preferred Stock with an aggregate liquidation preference of $136.7 million. Holders of Series A Preferred Stock are entitled to receive, when, as and if declared by our Board of Directors, cumulative cash dividends based on the liquidation preference of the Series A Preferred Stock, at a fixed rate equal to 7.00% per annum, payable quarterly in arrears on January 1, April 1, July 1 and October 1 of each year. During 2024, the Company made dividend payments to Thermo which were approved by the Board totaling $9.7 million.
Lock-Up and First Offer Agreement with Thermo
In connection with the Service Agreements, the Customer and Thermo entered into a lock-up and right of first offer agreement that generally (i) requires Thermo to offer any shares of Globalstar common stock to the Customer before transferring them to any other person other than affiliates of Thermo and (ii) prohibits Thermo from transferring shares of Globalstar common stock if such transfer would cause Thermo to hold less than 51.00% of the outstanding common stock of the Company for a period of five years from the launch of services in November 2022.
Thermo's Guaranty with 2023 Funding Agreement
Amounts payable by the Company in connection with the 2023 Funding Agreement and certain other obligations under the Updated Services Agreements are guaranteed by Thermo. This guarantee agreement received stockholder approval in June 2023 and became effective in December 2023. As consideration for Thermo's guarantee, the Company issued to Thermo a warrant to purchase 666,668 shares of the Company’s common stock at an exercise price equal to $30.00 per share (as calculated pursuant to the agreement). The right to purchase 333,334 shares under the warrant vested immediately upon effectiveness of Thermo's guarantee and the right to purchase the remaining 333,334 shares under the warrant may vest if and when Thermo advances aggregate funds of $25.0 million or more to the Company or a permitted third party pursuant to the terms of Thermo's guarantee. The warrant expires in December 2028. See Proposal 3 regarding the proposed amendment of the Thermo Guaranty.
To the extent Thermo is required to advance amounts under the guarantee, the Company is required to issue shares of Common Stock of the Company in respect of such advance in an amount equal to the amount of such payment divided by the average of the volume weighted average price of the Company’s common stock on the five trading days immediately preceding such payment.

50 / Globalstar Proxy Statement 2025

Related Person Transactions /
Agreements with Virewirx
Dr. Jacobs serves as the Executive Chairman of Virewirx, Inc. ("Virewirx") and is the controlling stockholder of Virewirx. In connection with the August 2023 License Agreement, Globalstar issued 4.0 million shares of its common stock, representing a transaction value of approximately $68.7 million, to Virewirx. We have a Support Services Agreement ("SSA") with Virewirx pursuant to which Virewirx is required to provide certain services to us. Fees payable by us pursuant to the SSA are based on costs incurred. In August 2023 and June 2024, we issued 0.7 million shares and 0.5 million shares, respectively, to Virewirx as payment for costs incurred under the SSA and the release of holdback shares under the License Agreement. In June 2024 and March 2025, Virewirx sold 0.3 million and 0.2 million shares, respectively, of the total shares issued in a private placement transaction to an affiliate of the Thermo Companies. Dr. Jacobs does not have any family relationships with any director of executive officer of the Company and has not been directly or indirectly involved in any related party transactions with the Company, except for the License Agreement, the SSA and the transactions contemplated thereunder.
Further discussion on other agreements we have with Thermo and Virewirx are disclosed in our Form 10-K for the fiscal year ended December 31, 2024.

Globalstar Proxy Statement 2025 / 51

/ Other Information
Other Information
Stockholder Proposals at the 2026 Annual Meeting
In order for any stockholder proposal to be eligible for inclusion in our proxy statement and on our proxy card for the 2026 Annual Meeting of Stockholders, it must be received at the address in the Householding section below not later than December 10, 2025. The timely submission of a proposal does not guarantee that it will be included in the Company’s proxy statement and proxy card. Additionally, the proposal must otherwise comply with the requirements of Rule 14a-8 under the Exchange Act.
If we do not receive timely notice of a matter from a stockholder at the address in the Householding section below by February 23, 2026, the proxy card we distribute for the 2026 annual meeting of stockholders may include discretionary authority to vote on any matter that is presented to stockholders at that meeting (other than by the Board). If you intend to solicit proxies in support of director nominees other than our nominees, you must comply with the requirements of SEC Rule 14a-19(b) under the Exchange Act to comply with the universal proxy rules, which includes notice no later than March 21, 2026.
Householding
Under SEC rules, only one annual report and proxy statement or N&A Notice, as applicable, need be sent to any household at which two or more of our stockholders reside if they appear to be members of the same family and contrary instructions have not been received from an affected stockholder. This procedure, referred to as householding, reduces the volume of duplicate information stockholders receive and reduces mailing and printing expenses for us. Brokers with account holders who are our stockholders may be householding these materials. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, now or at any time in the future, you no longer wish to participate in householding and would like to receive a separate annual report and proxy statement or N&A Notice, as applicable, or if you currently receive multiple copies of these documents at your address and would prefer that the communications be householded, you should contact us at investorrelations@globalstar.com or Globalstar, Inc., Attention: Investor Relations, 1351 Holiday Square Blvd., Covington, Louisiana 70433.
Requests for Certain Documents
We file annual, quarterly and current reports, proxy statements and other information with the SEC. The SEC maintains an internet site that contains annual, quarterly and current reports, proxy and information statements and other information that issuers (including Globalstar) file electronically with the SEC. Our electronic SEC filings are available to the public at the SEC’s internet site, www.sec.gov.
We make available free of charge financial information, news releases, SEC filings, including our annual report on Form 10-K, quarterly reports on Form 10-Q, current reports on Form 8-K and amendments to these reports and any proxy and information statements as soon as reasonably practical after we electronically file such material with, or furnish it to, the SEC, on our website at www.globalstar.com. The documents available on, and the contents of, our website are not incorporated by reference into this proxy statement. You may request a copy of these documents by contacting us by phone at (985) 335-1500 or by mail at Globalstar, Inc., Attention: Investor Relations, 1351 Holiday Square Blvd., Covington, Louisiana 70433.
By order of the Board of Directors,
Richard S. Roberts
Corporate Secretary
Covington, Louisiana
April 9, 2025

52 / Globalstar Proxy Statement 2025

Appendix A /
Appendix A
Amendment to Guaranty
This Amendment to Guaranty (this “Amendment”), dated as of [____], 2025, is made by Thermo Funding II, LLC, a Colorado limited liability company, located at 1735 19 Street, #200, Denver, CO 80202 (“Thermo Funding”), in favor of Globalstar, Inc., a Delaware corporation located at 1351 Holiday Square Blvd., Covington, Louisiana 70433 (“Globalstar”) and solely for the purposes of Sections 23 and 24 of the Guaranty (as defined below), Apple Inc., a California corporation ("Apple").
WHEREAS, reference is made to that certain Secured Guaranty by Thermo Funding in favor of Globalstar, dated December 7, 2023, pursuant to which Thermo Funding guaranteed certain obligations to Globalstar (as amended, the “Guaranty”). Capitalized terms used herein and not otherwise defined herein shall have the meanings given to them in the Guaranty.
WHEREAS, Globalstar and Thermo Funding have agreed to cap the amount Guaranteed Obligations covered by the Guaranty, and Apple has agreed to consent to this Amendment.
NOW THEREFORE, for good and valuable consideration, the adequacy and receipt of which is hereby acknowledged, the parties agree as follows:
1.     Amendment to Guaranty
(a)Section 1(b) of the Guaranty is hereby amended to delete the current language in its entirety and restate it as follows:
(b) MDA Satellites. Thermo Funding hereby absolutely, unconditionally and irrevocably, as a primary obligor and not merely as a surety, guarantees to Globalstar the repayment, in full upon demand by Apple, of any amounts paid by Apple to cure any default of Globalstar in the performance or punctual payment when due of all Globalstar payment obligations under the MDA Satellites Agreements. Thermo Funding hereby guarantees that if Globalstar does not make a payment within 5 Business Days as required under the MDA Satellites Agreements or any other agreement related to P2 Capex (as defined in the 2023 Prepayment Agreement) up to $252 million, as may be adjusted pursuant to the Supply Agreements; provided, that the $252 million shall be automatically adjusted upwards to an amount not to exceed $364.5 million (i.e., 50% of $729 million) as amendments to the MDA Satellites Agreements and/or other agreements related to P2 Capex are entered into by Globalstar that increase the total dollar amount of P2 Capex, then upon written notice by Apple to Thermo Funding of such failure to pay, Thermo Funding will make such payments either to Globalstar or directly to the P2 Capex vendor in 5 Business Days ((a)-(b), the “Guaranteed Obligations”).
(b)The following language is hereby added to the end of Section 1 of the Guaranty: “provided, that, that Thermo Funding’s guarantee of the Guaranteed Obligations hereunder is limited to $100,000,000.00 (One Hundred Million United States Dollars), or such other amount as may be agreed in writing from time to time by Thermo Funding and Globalstar).”
(c)Apple hereby consents to this Amendment, with respect to its rights pursuant to Sections 23 and 24 of the Guaranty.
(d)Thermo Funding hereby ratifies and approves the Guaranty as such agreement existed both before and after the execution of this Amendment.

Globalstar Proxy Statement 2025 / A-1

/ Appendix A
(e)This Amendment is limited as specified herein and shall not otherwise constitute a modification or waiver of any other provision of the Guaranty, all of which other provisions are hereby ratified and confirmed and remain in full force and effect.
(f)This Amendment shall be governed by, and construed in accordance with, the law of the State of New York.
[Signature page follows.]

A-2 / Globalstar Proxy Statement 2025

Appendix A /
IN WITNESS WHEREOF, each of the parties has duly executed and delivered this Amendment through its undersigned designee duly authorized to be effective as of the date first above written.
THERMO FUNDING II, LLC
By:
Name:
Title:
GLOBALSTAR, INC.
By:
Name:
Title:
Solely for the purposes of consenting to this Amendment with respect to Apple’s rights pursuant to Sections 23 and 24 of the Guaranty:
APPLE INC.
By:
Name:
Title:

Globalstar Proxy Statement 2025 / A-3